SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No.        )
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BALLY TOTAL FITNESS HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BALLY TOTAL FITNESS HOLDING CORPORATION
8700 West Bryn Mawr Avenue
Chicago, Illinois 60631
Notice of Annual Meeting of Stockholders
To Be Held January 26, 2006
To our Stockholders:
      The annual meeting of stockholders of Bally Total Fitness Holding Corporation (the “Company”) will be held at 8:30 a.m. (local time) on January 26, 2006 at the Renaissance Chicago O’Hare Hotel, 8500 West Bryn Mawr Avenue, Chicago, Illinois for the following purposes:

1.	The election of three Class III Directors for three-year terms expiring in 2008 (Item 1 on the white proxy card);

2.	To vote on the approval of the 2006 Omnibus Equity Compensation Plan (Item 2 on the white proxy card);

3.	To ratify the appointment of KPMG LLP as independent auditor for the Company for the fiscal year ending December 31, 2005 (Item 3 on the white proxy card);

4.	To vote on a stockholder proposal regarding the repeal of provisions of, or amendments to, the Company’s by-laws if any, adopted without stockholder approval after May 25, 2005 and prior to the annual meeting (the “Pardus Proposal”), if such proposal is presented at the meeting (Item 4 on the white proxy card); and

5.	To vote on the granting of discretion to the proxies with respect to the Liberation Proposal, if properly brought before the meeting, and such other business as may properly come before the annual meeting or any adjournment thereof.
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2, 3 and 5 ON THE WHITE PROXY CARD. THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU ABSTAIN WITH RESPECT TO ITEM 4 ON THE WHITE PROXY CARD.
      Stockholders of record as of the close of business on December 20, 2005 will be entitled to notice of and to vote at the annual meeting and any adjournment thereof. The transfer books will not be closed.
      The Board of Directors of Bally desires to have the maximum stockholder representation at the annual meeting and respectfully requests that you vote either via the internet, touch-tone telephone or execute, date and return promptly the enclosed white proxy card in the postage-paid envelope provided. In order to attend the annual meeting, you must bring the enclosed entrance pass with you. No one will be admitted without the entrance pass.

By order of the Board of Directors,

Marc D. Bassewitz, Secretary
Chicago, Illinois
December 27, 2005

YOUR VOTE IS IMPORTANT!
PLEASE EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED
WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR
VOTE VIA THE INTERNET OR TOUCH-TONE TELEPHONE.

ABOUT THE MEETING
ELECTION OF DIRECTORS AND SECURITY OWNERSHIP
APPROVAL OF 2006 OMNIBUS EQUITY COMPENSATION PLAN
CORPORATE GOVERNANCE
INFORMATION RELATING TO THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD
COMPENSATION OF EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005
STOCKHOLDER PROPOSAL
OTHER BUSINESS
CERTAIN LEGAL PROCEEDINGS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSE OF SOLICITATION
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
ANNUAL REPORT

BALLY TOTAL FITNESS HOLDING CORPORATION
8700 West Bryn Mawr Avenue
Chicago, Illinois 60631
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held January 26, 2006
      This proxy statement and the accompanying white proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Bally Total Fitness Holding Corporation, a Delaware corporation (“Bally” or the “Company”), for use at the annual meeting of stockholders to be held on January 26, 2006 at 8:30 a.m. (local time) and at any postponement or adjournment of the meeting. This statement and the accompanying white proxy card are being mailed to stockholders beginning on or about December 27, 2005.
ABOUT THE MEETING
What is the Purpose of the Annual Meeting?
      At the annual meeting, stockholders will elect three Class III Directors, vote on the 2006 Omnibus Equity Compensation Plan, vote on a proposal to ratify KPMG LLP as the Company’s independent auditor, vote on the Pardus Proposal which is described on p. 40, if properly introduced at the meeting, vote on the Liberation Proposal described on pp. 41-43, if properly brought before the meeting and act upon anything else that properly comes before the meeting. In addition, after the meeting, there will be a brief presentation by the Chairman of the Board and a general discussion period during which stockholders will have an opportunity to ask questions.
Who is Entitled to Vote?
      Only stockholders of record at the close of business on the record date, December 20, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting and any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.
Who Can Attend the Meeting?
      All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 7:30 a.m. Central Time. In order to attend the annual meeting, you must bring your entrance pass.

What are the Board’s Recommendations?
      The Board of Directors (or the “Board”) recommends you:

•	vote FOR the election of each of the Company’s Class III nominees;

•	vote FOR the adoption of the 2006 Omnibus Equity Compensation Plan;

•	vote FOR the ratification of KPMG LLP as the Company’s independent auditor; and

•	ABSTAIN with respect to the Pardus Proposal.

•	vote FOR granting to the proxies discretion on the Liberation Proposal if properly brought before the meeting and all other matters as may properly come before the meeting.
What Vote is Required to Approve Each Item?

•	Election of Directors. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the election of Directors will be required for the election of Directors. A properly executed proxy marked “WITHHOLD ALL” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum.

•	Approval of New Equity Plan. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote will be required for approval of the 2006 Omnibus Equity Compensation Plan. The rules of the New York Stock Exchange (“NYSE”) further require that at least a majority of the votes of shares of common stock entitled to vote must be cast with respect to the approval of the new equity plan. Pursuant the rules of the NYSE, a broker may not vote on the adoption of or a material amendment to an equity compensation plan such as the 2006 Omnibus Equity Compensation Plan without instruction from the beneficial owner of the shares held by such broker. Such broker non-votes will not be considered present for purpose of calculating a majority and, therefore, will have no effect on the outcome of the vote, except to the extent a broker non-vote is not counted as a vote “cast” for purposes of the NYSE majority vote requirement. Thus, if a majority of the shares entitled to vote are recorded as broker non-votes on this proposal, the broker non-votes would prevent us from satisfying the NYSE requirement that over 50% of the shares entitled to vote on the proposal must actually be cast on the proposal.

•	Ratification of Auditors. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote will be required for the ratification of KPMG as the Company’s independent auditor. The Company’s By-Laws do not require the Company to submit this proposal to the stockholders; however, the Board of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board of Directors will reconsider its selection of KPMG.

•	Pardus Proposal. The affirmative vote of the holders of 75% of the shares outstanding and entitled to vote will be required for approval of the Pardus Proposal.

•	Other Items. For each other item which properly comes before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the item will be required for approval, except for items calling for the amendment of the Company’s By-Laws the approval of which requires the affirmative vote of the holders of 75% of the shares outstanding and entitled to vote.
What Should I Do with the GREEN Proxy Card I May Receive from Certain of the Company’s Shareholders?
      On December 5, 2005, Pardus European Special Opportunities Master Fund L.P. (“Pardus”) and certain of its affiliates filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”), as amended on December 9, 2005, for the purpose of proposing and soliciting proxies in support of a slate of three nominees, Charles J. Burdick, Barry R. Elson and Don R. Kornstein, to stand for election to the Company’s Board at the Annual Meeting and a binding resolution to repeal certain provisions or amendments of the By-Laws of the Company. Pardus indicated it would solicit proxies on a GREEN proxy card.
      Bally’s Board recommends that you discard the GREEN proxy card. The Board recommends that you sign, date and return the WHITE proxy card. If you have already returned a GREEN proxy card, you can effectively revoke it by signing, dating and returning the WHITE proxy card.
What Should I Do with the GOLD Proxy Card I May Receive from Certain of the Company’s Shareholders?
      On December 8, 2005, Liberation Investments, L.P. (“Liberation”) and certain of its affiliates filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”), as amended on December 14, 2005, for the purpose of proposing and soliciting proxies in support of proposals to amend certain provisions of the Company’s Amended and Restated Bylaws and to remove Paul A. Toback as Chief Executive Officer and President of the Company. Liberation indicated that it would solicit proxies on a GOLD proxy card.
      Bally’s Board recommends that you discard the GOLD proxy card. The Board recommends that you sign, date and return the WHITE proxy card. If you have already returned a GOLD proxy card, you can effectively revoke it by signing, dating and returning the WHITE proxy card.
What Happens If I Submit a Proxy Card Without Giving Specific Voting Instructions?
      Unless you give other instructions on your white proxy card, the persons named as proxy holders on the white proxy card will vote your shares as recommended by the Board of Directors. With respect to any other proposals that properly come before the meeting, the proxy holders will vote using their own discretion. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the proposals to be acted upon. Pursuant to the rules of the New York Stock Exchange, broker non-votes are not entitled to vote on the implementation of equity compensation plans, such as the plan set forth in Proposal 2 herein, without instruction from the beneficial owner of shares held by such broker. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those proposals. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Therefore, any “broker non-votes” may have the effect of a vote against such proposal.
What Constitutes a Quorum?
      The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on December 20, 2005 will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 38,285,905 shares of common stock were outstanding. Therefore, 19,181,238 shares represents a majority of the common stock outstanding on December 20, 2005. Except as otherwise required by law, proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
Will Abstentions Affect the Voting Results?
      A properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted with respect to such matter, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote with respect to any matter requiring at least a majority of shares outstanding or present at the meeting.
How Do I Vote?
      If you complete and properly sign the accompanying WHITE proxy card and return it to LaSalle Bank N.A., our transfer agent and registrar, it will be voted as you instruct on the WHITE proxy card. If you attend the meeting, you may deliver your completed WHITE proxy card in person, or you may vote in person. If you hold your shares in the name of a bank, broker or other nominee, you will not be able to vote in person at the annual meeting unless you have previously specially requested and obtained a “legal proxy” from your bank, broker or other nominee and present it at the annual meeting. You may also vote via the internet as explained in the voting instructions attached to your proxy card. You may vote via the internet or telephone any time prior to 11:59 p.m. Eastern Time, January 25, 2006.
Who Will Count the Vote?
      At the meeting, the results of stockholder voting will be tabulated by LaSalle Bank N.A., the independent inspector of elections appointed by Bally for the meeting.
Can I Change My Vote or Revoke My Proxy After I Return My Proxy Card?
      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Bally either a notice of revocation or a duly executed proxy bearing a later date. If you vote in person at the meeting, your proxy will be revoked. However, attendance at the meeting will not by itself revoke a previously granted proxy. For shares held in “street name,” you may revoke your previously-granted proxy by submitting new voting instructions to your broker or nominee or contacting the person responsible for your account and instructing that person to execute on your behalf the WHITE proxy card as soon as possible.
Explanatory Note
      Because the Company was in the process of restating its financial statements, we did not hold our 2005 annual meeting earlier in 2005. Now that we have filed our Annual Report on Form 10-K for the year ended December 31, 2004 as well as Quarterly Reports on Form 10-Q for the periods ended June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, we are able to hold our annual meeting. Given the length of time since the last annual meeting and the January 26, 2006 date for the annual meeting, this proxy statement contains information for 2004 and information as of the latest practicable date for 2005. Complete information for 2005 will not exist at the time of mailing and, given the proximity of the annual meeting to the end of 2005, the Company could not, without unreasonable effort and expense, obtain complete information for 2005 prior to the annual meeting. Consequently, we will not have audited financial statements available for the year ended December 31, 2005 prior to the annual meeting. If necessary, we will supplement this proxy statement at a reasonable time after additional information for 2005 becomes available.
ELECTION OF DIRECTORS AND SECURITY OWNERSHIP
Proposal 1 — Election of Directors
      At the annual meeting, three Class III Directors are to be elected to serve for three-year terms expiring in 2008 or until their successors have been duly elected and qualified. Set forth below are the names of, and certain information with respect to, the persons nominated by the Board of Directors for election as Class III Directors. It is intended that all duly executed or duly tendered proxies in the accompanying form will be voted for the election of such nominees (or such substitute nominees as provided below), unless such authorization has been withheld.
      Authority granted to the persons named in the proxy to vote for the nominees is limited to the three nominees proposed by the Board of Directors and named below, and proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors is not aware that any of the nominees will be unavailable for service at the date of the annual meeting. If a nominee is unable or unwilling to stand for election at the annual meeting, the Board of Directors does not intend to name additional nominees. The Company has a Nominating and Corporate Governance Committee and all nominations are approved by the Board of Directors. The Board of Directors recommends that its three nominees for directors be elected at the Annual Meeting. The nominees are Eric Langshur, Charles J. Burdick and Barry R. Elson. Each of these nominees has consented to serve as a director if elected and has provided the Company with the information relating to them that is required to be included in this proxy statement. Mr. Langshur currently serves as a director of the Company, and has served as a director of the Company since 2004.
      On November 17, 2005, Pardus, a stockholder of the Company that, according to filings made with the SEC pursuant to Section 13(d), 13(g) and 14(a) of the Securities Exchange Act of 1934, as amended and the attendant regulations (the “Exchange Act”), beneficially owns more than 5% of the Company’s common stock, nominated Charles J. Burdick, Barry R. Elson and Don R. Kornstein for election to the Board. Mr. Burdick serves on the Pardus Capital Management (“PCM”) advisory board and Mr. Kornstein was a part of Emannuel Pearlman’s (a principal of Liberation Investments, L.P. and its affiliates) insurgent board slate for InterTan, Inc. In addition, from 1994 until 2000, Mr. Kornstein served as the Chief Executive Officer, President, and director of Jackpot Enterprises, Inc., a company with which Emanuel Pearlman, a principal of Liberation was also involved as a financial and strategic development advisor. Although the Company and Pardus have been in discussions concerning the nominees, they have not reached an agreement on a slate of directors to present for election at the upcoming annual meeting. The Company has nominated Mr. Burdick and Mr. Elson, but has decided not to present Mr. Kornstein for election, due in part to the concern that given the relationship of Mr. Kornstein to Liberation and Mr. Burdick’s relationship to Pardus, the interests of all shareholders and not just a particular constituency or constituencies are better served by a slate which includes Mr. Langshur in lieu of Mr. Kornstein. In fact, as noted in Appendix A to Liberation’s amended preliminary proxy filed with the SEC on December 14, 2005, “Don R. Kornstein, one of Pardus’ director nominees, was suggested as a possible candidate by Mr. Pearlman.” We also believe that our stockholders should be aware that Pardus has indicated an interest in participating in or leading a recapitalization transaction involving the Company, and Messrs. Burdick and Elson may have a conflict of interest in connection with any such transaction because of their nomination by Pardus and Mr. Burdick also by virtue of his presence on the PCM advisory board. It is not known whether the Company and Pardus will have further discussions with respect to the slate of directors.
      If any nominee becomes unwilling or unable to become a member of the Board of Directors for any reason before the election, such person will not be elected to office.
      In general, “beneficial ownership” includes those shares a stockholder has the power to vote or transfer and stock options that are exercisable currently or within 60 days. Unless otherwise indicated, all information with respect to ownership of common stock is as of December 16, 2005. On December 16, 2005, Bally had outstanding 38,285,905 shares of common stock. The Common Shares Owned column may include, in certain circumstances, shares of common stock held in the name of the Director’s or executive officer’s spouse, minor children, or relatives sharing the Director’s or executive officer’s home, the reporting of which is required by applicable rules of the Securities and Exchange Commission (the “SEC”), but as to which shares of common stock the Director or executive officer may have disclaimed beneficial ownership. As used in the following tables, an asterisk in the Percentage of Outstanding Stock column means less than 1%.
      Information regarding each of the nominees proposed by the Board of Directors for election as Class III directors, along with information concerning the present Class I and Class II continuing directors of the Company, is set forth below:
Nominees
CLASS III
Term Expiring at the Annual Meeting in 2008

	Common	Options	Total	Percentage of
	Shares	Exercisable	Beneficial	Outstanding
Name	Owned	Within 60 Days	Ownership	Stock

Eric Langshur	—	1,667	1,667	*
Charles J. Burdick	—	—	—	—
Barry R. Elson	—	—	—	—
Directors Continuing in Office
CLASS I
Term Expiring at the Next Succeeding Annual Meeting

	Common	Options	Total	Percentage of
	Shares	Exercisable	Beneficial	Outstanding
Name	Owned	Within 60 Days	Ownership	Stock

Paul Toback	135,000	253,334	388,334	1%
Barry M. Deutsch	5,300	1,667	6,967	*
Steven S. Rogers	—	—	—	*
CLASS II
Term Expiring at the Annual Meeting in 2007

	Common	Options	Total	Percentage of
Name, Age, Principal Occupation	Shares	Exercisable	Beneficial	Outstanding
and Additional Information	Owned	Within 60 Days	Ownership	Stock

James F. McAnally, M.D.	12,500	15,000	32,500	*
John W. Rogers, Jr.	10,000	3,333	13,333	*
Adam Metz	20,000	—	20,000	*
Director Nominees
      Eric Langshur, age 42, joined the Board as a Director in December 2004. Mr. Langshur is the Founder and Chief Executive Officer of TLContact, Inc., a privately held company that delivers innovative patient communication and education services to the healthcare industry. Prior to starting TLContact in 2000, he served as President of Bombardier Aerospace, CAS, where he led commercial aerospace service operations for a world leader in the design and manufacture of innovative aviation products and services for the business, regional and amphibious aircraft markets. Prior to serving at Bombardier, Mr. Langshur spent 13 years with United Technologies Corporation, where he held a variety of senior management and turnaround positions at Hamilton Sundstrand, Pratt & Whitney and United Technologies’ corporate office. Mr. Langshur currently serves as Chairman of Bally’s Audit Committee.
      Charles J. Burdick, age 54, is not currently serving as a Director. Mr. Burdick is a member of the advisory board of Pardus Capital Management, L.P., a hedge fund, and a non executive director of Singer & Friedlander, a financial services group. From January 2005 until summer of 2005, he was the Chief Executive

Officer of HIT Entertainment Plc, a provider of pre-school children’s entertainment. From 1996 until 2002, he was the Chief Financial Officer and then from August 2002 until July 2004 he was the Chief Executive Officer and a director of Telewest Communications, a cable company. Mr. Burdick was nominated by Pardus European Special Opportunities Fund, L.P., a stockholder of the Company that, according to filings made with the SEC pursuant to Section 13(d), 13(g) and 14(a) of the Exchange Act, beneficially owns more than 5% of the Company’s common stock.
      Barry R. Elson, age 64, is not currently serving as a Director. Mr. Elson is the Acting Chief Executive Officer and a director of Telewest Global, Inc., a provider of entertainment and communication services. Mr. Elson became Chairman and a director of Telewest in November 2003 and then in February 2004 he resigned as Chairman, although not as a director, and was appointed as the Acting Chief Executive Officer of Telewest Communications and the Acting Chief Executive Officer of Telewest Global, Inc. From July 2001 to October 2003, he was the President of Pilot Associates, a management consulting/coaching firm. From November 2000 to June 2001, he was Chief Operating Officer of Urban Media, a competitive local exchange carrier. Mr. Elson was nominated by Pardus European Special Opportunities Fund, L.P., a stockholder of the Company that, according to filings made with the SEC pursuant to Section 13(d), 13(g) and 14(a) of the Exchange Act, beneficially owns more than 5% of the Company’s common stock.
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF THE NOMINEES FOR CLASS III DIRECTOR NAMED ABOVE.
Continuing Directors
      Paul A. Toback, age 42, was named Chairman of the Board in May 2003 and joined the Board as a Director in March 2003 and President and Chief Executive Officer since December 2002. He was Executive Vice President from February 2002 to December 2002, Chief Operating Officer from June 2001 to December 2002 and Senior Vice President, Corporate Development from March 1998 to June 2001. Mr. Toback started with the Company in September 1997. He is an attorney licensed to practice in Illinois.
      Barry M. Deutsch, age 42, joined the Board as a Director in May 2004. Mr. Deutsch is the Chief Financial Officer and Vice President of Business Development of Ovation Pharmaceuticals, Inc., a fully-integrated pharmaceutical company focused on specialty therapeutic areas. Prior to that Mr. Deutsch served as Director, Corporate Finance of Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated, where he served as an investment banker specializing in health care industry transactions. Mr. Deutsch is a Certified Public Accountant.
      James F. McAnally, M.D., age 56, joined the Board as a Director in December 1995. Dr. McAnally is a private practitioner who specializes in hypertension and kidney disease. Dr. McAnally is also the Medical Director of Nephrology Services at Trinitas Hospital in Elizabeth, New Jersey and a Clinical Associate Professor of Medicine at Seton Hall University, School of Graduate Medical Education.
      Adam Metz, age 44, joined the Board as a Director in December 2005. Mr. Metz is a co-founding partner of Polaris Capital, LLC, a consulting and real estate investment firm that was established in 2002. From 2000 to 2002, Mr. Metz was the Executive Vice President and Chief Investment Officer of Rodamco, North America, a real estate investment fund which primarily owned regional shopping malls. During 2000, Mr. Metz was President of Urban Shopping Centers, a real estate investment trust that was purchased by Rodamco in November 2000. Prior to his position as President, Mr. Metz served as the Chief Financial Officer of Urban Shopping Centers. He also serves as a director at General Growth Properties, Inc., where he is a member of the Audit Committee.
      John W. Rogers, Jr., age 47, joined the Board as a Director in April 2003. Mr. Rogers is the Chairman and Chief Executive Officer of Ariel Capital Management, LLC, a privately held institutional money management firm and mutual fund company which he founded in 1983. He also serves as a director of Aon Corporation, Exelon Corporation, McDonald’s Corporation and as a trustee of Ariel Investment Trust.
      Steven S. Rogers, age 48, joined the Board as a Director in December 2005. Dr. Rogers is a professor of finance and management at the Kellogg Graduate School of Management at Northwestern University. He

also serves as a director at AMCORE Financial, Inc., S.C. Johnson & Son, Inc., SUPERVALU, Inc. and Duquesne Light Holdings, Inc, where he also serves on the Compensation, Corporate Governance and Finance Committees. John W. Rogers, Jr. and Steven S. Rogers are not related.
Director Whose Term is Expiring and is Not Standing for Re-Election
      J. Kenneth Looloian, age 83, joined the Board as a Director in December 1995. Mr. Looloian is a consultant to Di Giorgio Corporation and served as the Sr. Vice President, Chief Financial Officer of New Jersey Bell Telephone Company and Bellcore (now Telecordia Technologies) before his retirement. Recently, due to a medical condition, Mr. Looloian has not been actively participating in Board matters.
Executive Officers
      Paul A. Toback, age 42, was elected Chairman of the Board in May 2003 and has served as a Director since March 2003 and President and Chief Executive Officer since December 2002. He was Executive Vice President from February 2002 to December 2002, Chief Operating Officer from June 2001 to December 2002 and Senior Vice President, Corporate Development from March 1998 to June 2001. Mr. Toback started with the Company in September 1997. He is an attorney licensed to practice in Illinois.
      Julie Adams, age 60, was elected Senior Vice President, Membership Services of the Company in February 2003. Ms. Adams was Vice President of Membership Services from November 1997 to February 2003.
      Marc D. Bassewitz, age 49, was elected Senior Vice President and General Counsel of the Company in January 2005. Prior to joining Bally, Mr. Bassewitz served as outside counsel for the Company in his position as a partner at Latham & Watkins LLP.
      William G. Fanelli, age 43, was elected Senior Vice President, Planning and Development of the Company in March 2005. Mr. Fanelli held the position of Acting Chief Financial Officer from April 2004 to March 2005, was Senior Vice President, Finance from June 2001 to April 2004 and was Senior Vice President, Operations from November 1997 to June 2001.
      Carl J. Landeck, age 45, was elected Senior Vice President and Chief Financial Officer of the Company in March 2005. Prior to joining Bally, Mr. Landeck served as Executive Vice President, Chief Financial and Administrative Officer of Levitz Home Furnishings, Inc. from August 2001 to December 2004, and was Executive Vice President, Finance and Chief Financial Officer of Cablevision Electronics Investments, Inc. from January 1998 to August 2001.
      James A. McDonald, age 52, was elected Senior Vice President and Chief Marketing Officer of the Company in May 2005. Prior to joining Bally, Mr. McDonald most recently served as the Senior Vice President, Chief Brand Officer of RadioShack, Inc.
      Harold Morgan, age 49, was elected Senior Vice President, Chief Administration Officer in February 2003. Mr. Morgan held the position of Senior Vice President Human Resources from December 1996 to February 2003.
      John H. Wildman, age 46, was elected Senior Vice President and Chief Operating Officer in December 2002. Mr. Wildman was Senior Vice President, Sales and Marketing from November 1996 to December 2002.
      See Election of Directors and Security Ownership — Director Nominees and  — Continuing Directors for information concerning the Directors.

Beneficial Ownership of Directors and Executive Officers
      The following table shows the number of shares of Bally common stock beneficially owned as of December 16, 2005 by the directors, Named Executive Officers and all directors and executive officers as a group. The “Common Shares Owned” column includes, in certain circumstances, shares of common stock held in the name of the director’s or executive officer’s spouse, minor children, or relatives sharing the director’s or executive officer’s home, the reporting of which is required by applicable rules of the SEC, but as to which shares of common stock the director or executive officer may have disclaimed beneficial ownership. As used in the following tables, an asterisk in the Percentage of Outstanding Stock column means less than 1%.

	Common	Options	Total	Percentage of
	Shares	Exercisable	Beneficial	Outstanding
Beneficial Owner	Owned(1)	Within 60 Days	Ownership	Stock*

Paul A. Toback(1)	135,000	253,334	388,334	1.0%
William Fanelli(1)	40,000	190,000	230,000	**
Cary Gaan(1)	50,603	140,000	190,603	**
Harold Morgan(1)	55,921	159,000	214,921	**
John H. Wildman(1)	60,000	170,000	230,000	**
Charles J. Burdick	—	—	—	**
Barry M. Deutsch	5,300	1,667	6,967	**
Barry R. Elson	—	—	—	**
Eric Langshur	—	1,667	1,667	**
J. Kenneth Looloian	5,000	15,000	20,000	**
James F. McAnally, M.D.	12,500	15,000	27,500	**
Adam Metz	20,000	—	20,000	**
John W. Rogers, Jr.	10,000	3,333	13,333	**
Steven S. Rogers	—	—	—	**
All Directors and executive officers as a group (16 persons)(2)	775,074	1,002,334	1,777,408	4.6%

*	Based on 38,285,905 shares of common stock outstanding.

**	Less than 1% of the outstanding common stock.

(1)	For Named Executive Officers, includes shares previously held as nontransferable restricted shares, as to which restrictions lapsed in 2005. See Compensation of Executive Officers — Summary Compensation Table — Note 3.

(2)	As of December 16, 2005, Julie Adams (Senior Vice President, Membership Services), Marc D. Bassewitz (Senior Vice President and General Counsel), Carl J. Landeck (Senior Vice President and Chief Financial Officer) and James A. McDonald (Senior Vice President and Chief Marketing Officer) owned 90,750, 130,000, 55,000 and 105,000 shares of common stock, respectively, and 126,667, 73,000, 98,000 and 43,000 options, respectively.

Stockholders Who Own at Least 5% of Bally Common Stock
      The following table shows all persons the Company knows to be the beneficial owners of more than 5% of Bally common stock as of December 20, 2005:

	Total Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Outstanding Stock(1)

Pardus Capital Management L.P.(2)(3)	5,450,000	14.2%
1001 Avenue of the Americas, Suite 1100 New York, New York 10018
Emanuel R. Pearlman(2)(4)	4,134,450	10.8%
Liberation Investments(2)(4)
11766 Wilshire Blvd. Suite #870 Los Angeles, CA 90025
Mark J. Wattles(2)(5)	3,425,100	8.9%
Wattles Capital Management, LLC(2)(5)
7945 W. Sahara #205 Las Vegas, NV 89117
Columbia Wanger Asset Management, L.P.(“WAM”)(2)(6)	2,350,000	6.1%
WAM Acquisition GP, Inc., the general partner of WAM(2)(6) Columbia Acorn Trust(2)(6) 227 West Monroe Street, Suite 3000, Chicago, IL 60606
Dimensional Fund Advisors Inc.(2)(7)	2,297,400	6.0%
1299 Ocean Ave, 11th Flr, Santa Monica, CA 90401
Everest Capital Limited(2)(8)	2,047,724	5.3%
The Bank of Butterfield Building 65 Front Street, 6th Floor, P.O. Box HM2458 Hamilton HMJX Bermuda

(1)	The Company had 38,285,905 common shares outstanding as of December 20, 2005. The “Percent of Outstanding Stock” was calculated by using the disclosed number of beneficially owned shares by the applicable beneficial owner and related entities, as a group, as the numerator and the number of the Company’s outstanding common shares as of December 16, 2005 as the denominator.

(2)	Represents a beneficial owner of more than 5% of the common stock based on the owner’s reported ownership of shares of common stock in filings made with the Securities and Exchange Commission pursuant to Section 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended and the attendant regulations. Information with respect to each beneficial owner is generally as of the date of the most recent filing by the beneficial owner with the SEC and is based solely on information contained in such filings.

(3)	Pardus European Special Opportunities Master Fund L.P., a limited partnership formed under the laws of the Cayman Islands (“Pardus”), is the holder of 5,450,000 shares of common stock. Pardus Capital Management, L.P. (“PCM”), a Delaware limited partnership, serves as the investment manager of Pardus and possesses sole power to vote and direct the disposition of all the shares held by the Fund. PCM is deemed to beneficially own 5,450,000 shares of common stock.

(4)	“Liberation Investments” refers to Liberation Investments, L.P., Liberation Investments Ltd. and Liberation Investment Group LLC. Liberation Investments, L.P. (“LILP”), a Delaware limited partnership, is the beneficial owner of 2,662,963 shares of common stock. Liberation Investments Ltd. (“LILtd”), a private offshore investment corporation, is the beneficial owner of 1,436,487 shares of common stock. Mr. Pearlman is the direct beneficial owner of 35,000 shares of common stock, which vested upon the acquisition by Liberation of in excess of 10% of the common stock of the Company on

May 4, 2005. Liberation Investment Group LLC (“LIG”), the general partner of LILP and discretionary investment adviser to LILtd, and Mr. Pearlman, the General Manager, Chief Investment Officer and majority member of LIG, are indirect beneficial owners of the shares held by LILP and LILtd.

(5)	Mark J. Wattles is the sole member and manager of Wattles Capital Management, LLC, a Delaware limited liability company, and owns 100% of its membership interests.

(6)	Columbia Acorn Trust is an Investment Company under Section 8 of the Investment Company Act of 1940. WAM is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940; WAM Acquisition GP, Inc. is the General Partner of the Investment Adviser.

(7)	Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are “Funds”. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power and may be deemed to be the beneficial owner of the shares. Dimensional disclaims beneficial ownership of such securities.

(8)	Everest Capital Limited is a Bermuda company.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table sets forth, as of December 31, 2004, information concerning compensation plans under which the Company’s securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations or expirations since that date.

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-average	Future Issuance Under
	Exercise of Outstanding	Exercise Price of	Equity Compensation Plans
	Options, Warrants and	Outstanding Options,	(excluding securities
	Rights	Warrants and Rights	reflected in column (a))
	(a)	(b)	(c)

Plans approved by stockholders(1)	4,452,341	$15.47	1,527,042(2)

Total	4,452,341	$15.47	1,527,042(2)

(1)	The number of securities remaining for future issuance at December 31, 2004 consisted of 1,512,042 shares issuable under the Company’s 1996 Long-Term Incentive Plan and 15,000 shares under the Company’s 1996 Non-Employee Directors’ Stock Option Plan. In November 1997, June 1999, December 2000 and June 2002, the 1996 Long-Term Incentive Plan was amended to increase the aggregate amount of shares outstanding that may be granted to an aggregate of 8,600,000. The first two amendments, which increased the number of shares subject to the plan by a total of 2,500,000, were approved by the Company’s stockholders.

(2)	As of December 16, 2005 there were 59,461 shares remaining for future issuance under the Company’s 1996 Long-Term Incentive Plan, 62,000 shares remaining for future issuance under the Inducement Plan and 10,000 shares remaining for future issuance under the Company’s 1996 Non-Employee Directors’ Stock Option Plan.
      See “Compensation of Executive Officers” for a description of the Inducement Plan adopted by the Company’s Compensation Committee on March 8, 2005 and descriptions of the material features of other equity compensation plans. See “Compensation of Executive Officers” for a description of grants made under the Company’s 1996 Long-Term Incentive Plan and the Inducement Plan to date in 2005.

APPROVAL OF 2006 OMNIBUS EQUITY COMPENSATION PLAN
Proposal 2 — Approval of 2006 Omnibus Equity Compensation Plan
General
      Our Board of Directors has approved the Bally Total Fitness Holding Corporation 2006 Omnibus Equity Compensation Plan (the “Plan”) and is submitting the Plan for stockholder approval. Under the Plan, we will be able to grant stock options, stock units, stock awards, dividend equivalents and other stock-based awards as a means to encourage participants to focus on and contribute to increasing value for our stockholders. Our employees and non-employee directors, and employees of our subsidiaries, are eligible to participate in the Plan. The Board’s adoption of the Plan is conditioned on stockholder approval. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote will be required for approval of the new equity plan. The rules of the NYSE further require that at least a majority of the votes of shares of common stock entitled to vote must be cast with respect to the approval of the new equity plan. The following is a summary of the material terms of the Plan. A copy of the Plan is attached to this proxy statement as Exhibit B.
      This Plan is intended to replace the 1996 Long-Term Incentive Plan of Bally Total Fitness Holding Corporation (the “1996 Plan”), which will terminate on January 3, 2006 (although the terms of the 1996 Plan will continue to apply to grants still outstanding thereunder).
Description of the Plan
      Purpose: The purpose of the Plan is to provide the Board of Directors sufficient tools to incentivize our employees and non-employee directors to contribute to our economic success by aligning their interests with the interests of the stockholders through grants of equity-based awards. The Plan provides the Compensation Committee of the Board of Directors greater flexibility in designing executive compensation by offering a broader spectrum of awards. The Plan is necessary in order that the Board have the ability to continue to provide incentives to executives that align their interests with the interests of the stockholders. Absent shareholder approval of the Plan, expiration of the 1996 Plan in January 2006 will leave the Board without the ability to grant equity-based awards to employees and non-employee directors other than inducement grants to new employees.
      Administration: With respect to grants made to employees, the Plan will be administered and interpreted by the Compensation Committee of the Board of Directors or another committee appointed by the Board of Directors to administer the Plan. With respect to grants made to non-employee directors, the Plan will be administered by the Board or a committee to which the Board delegates its authority. The term “Committee” refers to the Board, or its delegate, or the Compensation Committee, depending on the identity of the grant recipient. The Committee has the authority to determine the individuals to whom grants will be made, the time when grants will be made and the type, size, and terms of each grant. The Committee has the authority to amend the terms of any grant, to the extent that the amendment does not materially impair the rights or obligations of the recipient, unless the recipient consents to the amendment or the amendment is required by law. The Committee also has the authority to deal with any other matters arising under the Plan. However, the Committee does not have authority to reprice stock options awarded under the Plan without stockholder approval.
      Eligibility: Employees and non-employee directors of the Company and employees of our subsidiaries are eligible to participate in the Plan. For 2006, it is contemplated that approximately 75 employees and 10 non-employee directors will receive grants under the Plan. The Committee will select the individuals who will participate in the Plan.
      Grants: The Committee may make the following types of grants under the Plan, with terms to be established by the Committee:

•	Stock options, which may consist of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options.

•	Stock units, the value of which is based on the value of our common stock.

•	Stock awards, which are awards of shares of our common stock.

•	Dividend equivalents in connection with grants of options, stock units or other stock-based awards.

•	Stock appreciation rights or other stock-based awards, which are other awards based on or measured by the value of, or payable in, shares of our common stock.
      Shares: The total aggregate number of shares of our common stock that may be issued under the Plan is 2.5 million shares. Within the aggregate limit, the maximum number of shares of our common stock that may be issued under the Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards (as defined below) during the term of the Plan is 2 million shares. These share limits will be adjusted by the Committee in the event of a stock dividend, spinoff, merger or other event affecting our capitalization. Certain grants may be paid in cash. Grants paid in cash will not count against the foregoing share limits.
      For administrative purposes, the Committee will reserve shares for issuance when grants payable in common stock are made under the Plan. If and to the extent stock options granted under the Plan terminate or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any stock awards, stock units, dividend equivalents or other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares reserved for those grants will again be available for issuance under the Plan. In addition, shares surrendered in payment of the exercise price of an option or any withholding taxes will again be available for issuance under the Plan. Finally, to the extent that grants are paid in cash, and not in shares of common stock, any shares previously reserved for issuance pursuant to such grants will also be available for issuance under the Plan.
      Individual Limits: All grants other than dividend equivalents will be expressed in shares. The maximum number of shares of our common stock with respect to which all grants other than dividend equivalents may be made under the Plan to any individual during any calendar year is 500,000. The foregoing share limit will be adjusted by the Committee in the event of a stock dividend, spinoff, merger or other event affecting the capitalization of the Company. The individual limit will apply without regard to whether the grants are to be paid in stock or cash. Cash payments (other than for dividend equivalents) will equal the fair market value of the shares to which the cash payment relates. An individual may not accrue dividend equivalents during any calendar year in excess of $1,000,000.
      Options: The Committee will select the employees and directors who will receive stock options. The Committee will determine the number of shares that will be subject to each grant of stock options and the terms of the options. Stock options may consist of incentive stock options or nonqualified stock options, within the meaning of Section 422 of the Internal Revenue Code.
      The exercise price of an option may be equal to or greater than the fair market value of our common stock on the date of grant. The exercise price may be paid (1) in cash, (2) if permitted by the Committee, in shares of our common stock having a fair market value on the date of exercise equal to the amount of the exercise price, (3) through a broker by having the broker sell our common stock simultaneously with the exercise of the option, or (4) by any other method permitted by the Committee. The Committee may grant dividend equivalents with respect to options.
      The term of each option will not exceed ten years. The Committee will determine when options may be exercised. The Committee may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the grant letter, an option may only be exercised while the participant is an employee or a director. The grant letter will specify under what circumstances a participant may exercise an option after termination of employment or service.
      Stock Units: The Committee may grant stock units to employees and non-employee directors. Each stock unit represents the right of the participant to receive a share of our common stock or an amount based on the value of a share of our common stock. The Committee will determine the number of stock units to be granted and the terms applicable to each grant. The Committee may grant dividend equivalents with respect to stock units. The Committee will determine under what circumstances a participant may retain stock units after termination of the participant’s employment or service. Stock units will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee.
      Stock Awards: The Committee may grant stock awards to employees and directors. The Committee will determine the number of shares that will be granted, any vesting or other restrictions applicable to the shares and the conditions under which any restrictions will lapse. Until any restrictions lapse, a participant generally cannot sell, assign, transfer, pledge, or otherwise dispose of stock awards. The Committee will determine under what circumstances a participant may retain stock awards after termination of the participant’s employment or service. The Committee will determine to what extent a participant will have the right to vote stock awards and to receive any dividends or other distributions paid on stock awards.
      Dividend Equivalents: The Committee may grant dividend equivalents in connection with grants under the Plan. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to a grant by the per-share dividend paid by us on our common stock. Dividend equivalents may be paid to participants currently or may be deferred at the discretion of the Committee. Dividend equivalents may be accrued as a cash obligation, or may be converted to stock units, at the discretion of the Committee. Unless the Committee determines otherwise, deferred dividend equivalents will not accrue interest. The Committee may provide that dividend equivalents will be payable based on the achievement of performance goals. The Committee may also provide that a participant may use dividend equivalents to pay the exercise price of a stock option. Dividend equivalents may be paid in cash or shares of our common stock, or a combination of the two, at the discretion of the Committee.
      Stock Appreciation Rights: The Committee may grant stock appreciation rights to anyone eligible to participate in the Plan. Stock appreciation rights may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of a stock appreciation right, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount set forth in the grant agreement. The payment may be made in shares of Common Stock, cash or a combination of cash and shares of our common stock, as determined by the Committee. The Committee will determine the period when stock appreciation rights vest and become exercisable, the base amount for stock appreciation rights and whether stock appreciation rights will be granted in connection with, or independently of, any options. The base amount of each stock appreciation right will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the value of a share of our common stock on the date of grant. Stock appreciation rights may be exercised while the grantee is our employee or an employee of a subsidiary or within a specified period of time after termination of such employment or service.
      Other Stock-Based Awards: The Committee may grant other stock-based awards that are based on or measured by the value of, or payable in, shares of our common stock to employees or directors. These other stock-based awards may be granted subject to performance goals or other conditions. The Committee may also grant dividend equivalents with respect to other stock-based awards. Other stock-based awards may be paid in cash or in shares of our common stock, or a combination of the two, at the discretion of the Committee.
      Deferrals: The Committee may permit a participant to defer receipt of cash or shares that would otherwise be due to a participant in connection with any grant. The Committee will establish rules and procedures for any such deferrals consistent with applicable requirements of Section 409A of the Internal Revenue Code.
      Transferability of Grants. Grants under the Plan are not transferable by the participant except by will or the laws of descent and distribution. Grants under the Plan may not be pledged or otherwise encumbered by a participant or otherwise subject to the claims of a participant’s creditors. The Committee may provide in a grant agreement for the transfer of non-qualified stock options to family members or charitable institutions.
      Qualified Performance-Based Compensation. The Committee may determine that stock units, stock awards, dividend equivalents, stock appreciation rights or other stock-based awards granted to an employee will be considered “qualified performance-based compensation” under Section 162(m) of the Internal

Revenue Code (see discussion of Section 162(m) under “Federal Income Tax Consequences” below). For such grants, the Committee will establish in writing, at the beginning of the performance period: (1) the objective performance goals that must be met in order for the grants to be payable or the restrictions to lapse, (2) the period during which performance will be measured, (3) the maximum amounts that may be paid if the performance goals are met, and (4) other conditions as the Committee deems appropriate. The Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.
      The Committee will use objectively determinable performance goals based on one or more of the following criteria, either in absolute terms or in comparison to publicly available industry standards or indices: earnings, revenue, operating margins and statistics, operating or net cash flows, financial return and leverage ratios, total stockholder returns, market share, or strategic business criteria consisting of one or more Company or business unit objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, customer satisfaction goals, product development goals, goals relating to acquisitions or divestitures, or any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the participant’s business unit or the performance of the Company as a whole, or any combination.
      Change of Control: If a change of control occurs, the Committee may determine that (1) all outstanding options will become fully exercisable, (2) the restrictions on all outstanding stock awards will lapse, and (3) payment will be made with respect to stock units, dividend equivalents or other stock-based awards, in such amount and such form as may be determined by the Committee provided that the payment amount will deliver an equivalent value for the settled grant.
      The Committee may determine that upon a change of control in which we are not the surviving corporation (or we survive only as a subsidiary of another corporation), all outstanding options that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).
      In the event of a change of control, the Committee may require that participants surrender their outstanding options in exchange for a payment, in cash or stock, or the Committee may terminate outstanding options after giving participants an opportunity to exercise outstanding options. The Committee may determine that participants holding stock units, dividend equivalents or other stock-based awards will receive a payment in settlement of the grants, in an amount and form determined by the Committee.
      A change of control is defined as:

•	Any person, other than the Company and certain of its affiliates, becomes the beneficial owner of 50% or more of our outstanding stock or the voting power of our outstanding securities.

•	Individuals who, as of December 2, 2005, constituted our board of directors cease to constitute at least a majority of our board of directors; provided, however, any change in the members of the board of directors that is approved by at least a majority of the board of directors (other than in connection with an actual or threatened election contest) will be disregarded.

•	Completion of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (referred to as a corporate transaction) other than a transaction in which (1) all or substantially all our stockholders immediately before the transaction do not, immediately after the transaction, own more than 60% of the then outstanding shares and voting power of the surviving company, in substantially the same proportions as their prior ownership of our stock, (2) no person, other than the Company and certain of its affiliates, beneficially owns 20% or more of our outstanding stock or the voting power of our outstanding securities, and (3) individuals who were members of the incumbent board constitute at least a majority of the members of the board of directors of the corporation resulting from the corporate transaction.

•	Completion of a complete liquidation or dissolution of the Company.

      Other Corporate Transactions: In the event of an acquisition or other corporate transaction, the Committee may make grants to employees or directors in substitution for outstanding grants made by the predecessor corporation, on such terms as the Committee determines, including terms that vary from the other terms and conditions of the Plan.
      Amendment and Termination of the Plan: The Plan will terminate on January 26, 2016. Our board may terminate or amend the Plan earlier at any time. However, our board will not amend the Plan without stockholder approval if stockholder approval is required to comply with the Internal Revenue Code or other applicable law or to comply with applicable stock exchange requirements. The Plan may not be amended to permit repricing of options granted under the Plan without stockholder approval.
      The Plan must be reapproved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the “qualified performance-based compensation” provisions of the Plan (as described above under “Qualified Performance-Based Compensation”) if additional grants are to be made as “qualified performance-based compensation” and if required by Section 162(m) of the Internal Revenue Code.
Federal Income Tax Consequences
      The following description of the federal income tax consequences of grants under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.
      Incentive Stock Options. There generally are no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option.
      A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient’s alternative minimum taxable income.
      A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed of after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.
      If a participant disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), any gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the sale price, if less) and the exercise price. The Company generally will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be a long-term or short-term capital gain, depending upon the length of time the shares were held before the disposition.
      Nonqualified Stock Options: A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our stock on the date of exercise over the option price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

      Stock Units: A participant who receives a stock unit will not recognize taxable income until the unit is paid to the participant. When the unit is paid, the participant will recognize ordinary income in an amount equal to the fair market value of the stock and cash, if any, paid to the participant. The Company generally will be entitled to a business expense deduction in the same amount.
      Stock Awards: A participant who receives a stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. The Company generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.
      Dividend Equivalents, Stock Appreciation Rights and Other Stock-Based Awards: A participant will recognize ordinary income when dividend equivalents, stock appreciation rights and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. The Company generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.
      Section 162(m): Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1 million limit, and, therefore, remains fully deductible by the company that pays it. Assuming the Plan is approved by our stockholders, we intend that options granted under the Plan will not be subject to the Section 162(m) deduction limit, and we intend that grants that are contingent on achievement of performance goals as described in “Qualified Performance-Based Compensation” above will not be subject to the Section 162(m) deduction limit. Other grants under the Plan may be subject to the deduction limit.
      Section 409A: Section 409A of the Internal Revenue Code imposes certain restrictions on deferred compensation. We intend that all awards provided under the Plan will satisfy the requirements of 409A of the Internal Revenue Code. However, if an award of deferred compensation does not comply with the requirements set forth in section 409A of the Internal Revenue Code, the recipient of the deferred compensation could be subject to a 20% excise tax on the amount of compensation deferred, recognize immediate income on the deferred compensation and accrue interest with respect to the previously deferred compensation.
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 2006 OMNIBUS EQUITY COMPENSATION PLAN.

CORPORATE GOVERNANCE
Governance Principles
      The Board of Directors’ Corporate Governance Guidelines, which include guidelines for determining director independence and qualifications for directors, are published on the Investor Information — Corporate Governance section of Bally’s website at www.ballyfitness.com. All of Bally’s other corporate governance materials, including the committee charters and key practices, are also published on the Investor Information — Corporate Governance section of Bally’s website. These materials are also available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key practices as warranted. Any modifications are reflected on Bally’s website.
Director Independence
      The Board of Directors has adopted standards for director independence for determining whether a Director is independent from management. These standards are based upon the listing standards of the NYSE and applicable laws and regulations and can be found in the Company’s Corporate Governance Guidelines. The Board of Directors has affirmatively determined, based on these standards, that the following Directors are independent: Mr. Burdick, Mr. Elson and Mr. Langshur, all of whom are standing for election to the Board, and Messrs. Deutsch, McAnally, Metz, J. Rogers and S. Rogers, none of whom is standing for election to the Board. The Board of Directors has also determined that Mr. Toback, the Company’s President and Chief Executive Officer, who is not standing for election to the Board, is not independent. Accordingly, eight of the nine Directors or nominees for Director are independent. The Board has also determined that all Board standing committees are composed entirely of independent Directors.
Separate Sessions of Non-management Directors
      The Corporate Governance Guidelines of the Company provide for regular executive sessions of the non-management directors without management participation. Consistent with the rules of the NYSE, a “non-management director” is a director who is not an “officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Act of 1933, as amended. The independent Directors will meet in executive session at least four times annually, and the Lead Independent Director, if appointed, shall preside over such executive sessions. If a Lead Independent Director has not been appointed, a non-employee director selected by the non-employee directors will preside over such sessions.
Code of Business Conduct, Practices and Ethics
      All directors, officers and employees of Bally must act ethically at all times and in accordance with the policies comprising Bally’s Code of Business Conduct, Practices and Ethics (the “Code”), which is published on the Investor Information — Corporate Governance section of Bally’s website at www.ballyfitness.com and which is available in print to any shareowner upon request. Any transaction or personal relationship that might involve a conflict of interest must be reviewed by the Audit Committee and the Vice President of Internal Audit (the “Administrator”) prior to consummation. Under the Board’s Corporate Governance Guidelines, any waivers of any provision of the Code for directors or executive officers must be approved by the Board or a committee of the board and must be promptly disclosed to the Company’s stockholders as required by law or the rules of the NYSE.

INFORMATION RELATING TO THE BOARD OF DIRECTORS
AND CERTAIN COMMITTEES OF THE BOARD
      The business and affairs of the Company are managed by or under the direction of the Board of Directors. The Board’s goals are to build long-term value for the Company’s stockholders and to assure the vitality of the Company for its customers, employees and the other individuals and organizations that depend on the Company. To achieve these goals, the directors will monitor the performance of the Company by regularly attending meetings of the Board and its committees and consulting and communicating with the Chairman and other key executives, outside auditors and external advisors such as legal counsel and investment bankers.
      The Board of Directors currently consists of eight directors, seven of whom are independent under the NYSE listing standards. The Board held twelve regularly scheduled meetings and no special meetings during 2004. As of December 16, 2005, the Board has held thirty-three regularly scheduled meetings and no special meetings during 2005. Each director is expected to make every effort to attend each Board meeting and each meeting of any committee on which he or she sits. Each then-current Director attended at least seventy-five percent meetings of the Board of Directors and all committees on which the Director served during 2004 and 2005 to date, other than Mr. Looloian in 2005. Recently, due to a medical condition, Mr. Looloian has not been actively participating in Board or committee matters. All of the Directors then in office attended the annual stockholder meeting in July 2004 and all current Directors other than Mr. Looloian plan to attend the annual meeting to be held on January 26, 2006.
      The Board of Directors has the following committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee and a Special Demand Evaluation Committee. The general functions of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, the identity of such committees’ members and the number of committee meetings held by such committees during 2004 and to date in 2005 are set forth below.
Audit Committee
      The current members of the Audit Committee are Mr. Langshur (Chairman), Mr. Deutsch, Mr. Looloian, Dr. McAnally and Mr. Metz. Mr. Langshur has been a member of the Audit Committee since December 2004 and Chairman since November 2005, succeeding Mr. Looloian. Mr. Metz has been a member of the Audit Committee since December 2005. During the year, the Board examined the membership of the Audit Committee with regard to compliance with the NYSE rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are “independent” within the meaning of the NYSE’s rules. The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditor. Additional responsibilities of the Audit Committee are described in the revised charter of the Audit Committee, which was approved by the Board of Directors on January 28, 2004 and amended on March 8, 2005. A copy of the charter of the Audit Committee is attached to this proxy statement as Exhibit C and is also published on the Company’s website. The Audit Committee held eighteen meetings during 2004 and to date, has held forty-two meetings in 2005.
      The Board of Directors has determined that each member of the Audit Committee is “financially literate” as such term is defined in the listing standards of the NYSE. Additionally, the Board of Directors has determined that Mr. Deutsch is an “audit committee financial expert” under the relevant rules of the SEC, and that at least Mr. Deutsch has the requisite accounting/financial management expertise required by the listing standards of the NYSE.
Compensation Committee
      The current members of the Compensation Committee are Mr. J. Rogers (Chairman), Mr. Deutsch, Mr. Looloian, Dr. McAnally, Mr. Langshur and Dr. S. Rogers. Mr. J. Rogers has been Chairman of the Compensation Committee since July 2003. Mr. Langshur has been a member of the Compensation Committee since December 2004. Stephen Swid, formerly a director, was a member of the Compensation

Committee during 2004 and 2005, until his resignation as a director in August of 2005. Dr. S. Rogers has been a member of the Compensation Committee since December 2005. The Board has determined that all members of the Compensation Committee are “independent” within the meaning of the NYSE’s rules. On January 28, 2004, the Board approved a revised Compensation Committee charter, pursuant to which the Compensation Committee is authorized and directed to (i) establish annual and long-term performance goals and objectives for senior executives, (ii) evaluate the performance of the Chief Executive Officer and other senior executives in light of the approved performance goals and objectives, (iii) set the compensation of the Chief Executive Officer and other senior executives of Bally based upon the evaluation of the performance of the Chief Executive Officer and the other senior executives, respectively, (iv) make recommendations to the Board of Directors with respect to compensation, incentive compensation plans and equity-based compensation plans for other Bally officers, (v) prepare an annual self-evaluation of the Compensation Committee, (vi) administer and review Bally’s stock option, bonus and long-term incentive compensation plans, (vii) grant options and awards under all such plans and (viii) approve all amendments to, and termination of, all such plans. The Compensation Committee held six meetings during 2004 and to date, has held five meetings in 2005.
Nominating and Corporate Governance Committee
      The current members of the Nominating and Corporate Governance Committee are Dr. McAnally (Chairman), Mr. Looloian, Mr. Deutsch, Mr. J. Rogers and Dr. S. Rogers. Stephen Swid, formerly a director, was a member of the Nominating and Corporate Governance Committee during 2004 and 2005, until his resignation as a director in August of 2005. Dr. S. Rogers has been a member of the Nominating and Corporate Governance Committee since December 2005. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are “independent” within the meaning of the NYSE’s rules. The general functions of the Nominating and Corporate Governance Committee include recommending to the Board of Directors nominees for election as Directors, consideration of the performance of incumbent Directors in determining whether to nominate them for re-election and making recommendations with respect to corporate governance and organization and size of the Board of Directors and its committees. The Nominating and Corporate Governance Committee is also responsible for the Company’s Corporate Governance Guidelines, including reviewing them on at least an annual basis and recommending changes as necessary. The Nominating and Corporate Governance Committee held six meetings during 2004 and to date, has held ten meetings in 2005.
      On January 28, 2004, the Board of Directors approved a charter for the Nominating and Corporate Governance Committee in compliance with the listing standards of the NYSE. The Company’s Corporate Governance Guidelines include policies with regard to stockholder recommendations of nominees to the Board of Directors. On May 12, 2005, the Nominating and Corporate Governance Committee Charter was amended to revise the criteria used to evaluate candidates for nomination as directors.
      The Nominating and Corporate Governance Committee will consider nominees to the Board of Directors recommended by stockholders. A recommendation will be considered if submitted in writing addressed to Bally in care of “Nominating and Corporate Governance Committee,” accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, and a written indication of the consent of the proposed nominee. The Company has hired Russell Reynolds, a search firm, to help identify and evaluate potential nominees. Candidates for nomination as director are considered on the basis of the following criteria, among others the Nominating and Corporate Governance Committee deems appropriate, including the specific needs of the Board at the time:

•	wisdom, capability and integrity within their field or profession;

•	broad business, management and/or public service experience;

•	general understanding of marketing, finance and other elements necessary to the success of a publicly held company;

•	practical and mature business judgment;

•	represents no specific constituency other than the stockholders generally;

•	no conflicts of interest or legal impediments that might preclude service as a director;

•	ability and willingness to devote the time required to serve effectively as a director and as a member of one or more committees of the Board; and

•	diversity, experience or skills complementary to those of other Board members.
      On the basis of the information gathered in this process, the Nominating and Corporate Governance Committee will determine which nominees to recommend to the Board. Recommendations received prior to any Nominating and Corporate Governance Committee meeting where director nominees are to be considered will be considered at that meeting. The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation.
Contacting the Board of Directors
      Stockholders who wish to communicate with the Board of Directors may do so by sending written communications to the Board of Directors at the following address: Board of Directors, c/o Corporate Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631. Stockholders who wish to direct communications to only the independent directors of Bally may do so by sending written communications to the independent directors at the following address: Independent Directors, c/o Corporate Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631. Inquiries sent by mail will be reviewed, sorted and, if appropriate, summarized by the Company’s Secretary before they will be forwarded to the Board or an individual director.
Web-site Access to Charters
      The charters for each of the standing committees of the Board of Directors as well as our Corporate Governance Guidelines and Code of Business Conduct, Practices and Ethics may be accessed through our web-site at www.ballyfitness.com. Additionally, copies may be requested in writing by submitting the request to Corporate Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.
Compensation of Directors
      In 2004, members of the Board who were also employees of Bally did not receive any additional compensation for service on the Board or any committees of the Board. Members of the Board who were not employees of Bally received an annual retainer of $30,000, a $2,000 stipend for each Board meeting attended and $1,000 for each committee meeting attended (providing such committee meeting was not scheduled in conjunction with a Board meeting). Non-employee directors also received additional stipends for service on committees of the Board of $1,000 per year for committee members or $2,000 per year for committee chairman. Also, pursuant to Bally’s 1996 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), each non-employee director of Bally is granted an option to purchase 5,000 shares of common stock upon the commencement of service on the Board, with another option to purchase 5,000 shares of common stock granted on the second anniversary thereof. Additional grants of options may be made from time to time pursuant to the Directors’ Plan. Options under the Directors’ Plan are generally granted with an exercise price equal to the closing price in the Wall Street Journal on the date prior to the grant. Option grants under the Directors’ Plan become exercisable in three equal annual installments commencing one year from the date of grant and have a 10-year term.
      In 2005, the Company increased the stipend for non-employee directors serving as committee chairmen from $2,000 to $7,500 per year. In addition, as of November 30, 2005, the following additional compensation for non-employee directors became effective: (i) for the 2005 fiscal year, an additional $50,000 cash retainer, (ii) the audit committee chairman stipend was raised to $25,000, (iii) subject to stockholder approval of an equity compensation plan, for fiscal years ending after December 31, 2005, an annual grant of $30,000 of equity compensation in the form of restricted stock and/or options, and (iv) subject to stockholder approval of an equity compensation plan, a grant of $20,000 of restricted stock in 2006 and 2007. The annual retainer in 2006 will revert to $30,000.
      In addition to the retainers and fees listed above, the Company reimburses the directors for their travel expenses incurred in attending meetings of the Board or its committees, as well as for fees and expenses incurred in attending director education seminars and conferences. The directors do not receive any other personal benefits.
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
      The following table sets forth, for each of the years indicated, the compensation paid by the Company to our Chief Executive Officer and the four other most highly compensated executive officers of Bally (the “Named Executive Officers”). During these years, these officers were compensated in accordance with our plans and policies.
Summary Compensation Table

						Long-Term
						Compensation Awards
		Annual Compensation
						Restricted	Securities
					Other Annual	Stock	Underlying	All Other
		Salary	Bonus		Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)(1)		($)(2)	($)(3)	(#)	($)(4)

Paul A. Toback	2004	575,000	400,000		—	—	—	—
Chairman, President, and	2003	475,000	300,000			1,206,000	200,000	—
Chief Executive Officer	2002	300,000	300,000			—	—	14,915
William G. Fanelli(5)	2004	325,000	200,000	(6)	—	—	—	1,000
Acting Chief	2003	325,000	163,125	(6)		361,800	120,000	25,077
Financial Officer	2002	250,000	160,000			—	—	21,500
Cary A. Gaan(7)	2004	375,000	100,000		—	—	—	751,000	(8)
Senior Vice President,	2003	375,000	160,000			361,800	120,000	1,000
Secretary and General Counsel	2002	325,000	160,000			—	—	1,000
Harold Morgan	2004	300,000	175,000		—	—	—	1,000
Senior Vice President,	2003	300,000	146,250			361,800	120,000	1,000
Chief Administrative Officer	2002	225,000	160,000			—	—	1,000
John H. Wildman	2004	325,000	175,000		—	—	—	—
Senior Vice President,	2003	325,000	138,125			361,800	120,000	—
Chief Operating Officer	2002	250,000	165,000			—	—	—

(1)	The 2004 bonus represents the bonus earned in 2004 and paid in March 2005. The 2003 bonus represents the bonus earned in 2003 and paid in April 2004. The 2002 bonus represents the bonus earned in 2002 and paid in March 2003.

(2)	Certain incidental personal benefits to executive officers of Bally may result from expenses incurred by Bally in the interest of attracting and retaining qualified personnel. These incidental personal benefits made available to the Named Executive Officers during 2004 are not described herein because the incremental cost to Bally of such benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus during any reported year.

(3)	These restricted shares were issued in the respective recipient’s name and are held by Bally until the restrictions lapse. Bally has not paid cash dividends, however, were we to do so, we would pay dividends on restricted shares at the same rate paid on all other Bally common shares. The restrictions on these shares lapse four years after the date of issuance, upon a change in control (as defined in the 1996 Plan) of Bally, or the respective recipient’s death or termination of employment other than for cause. The restriction with respect to 100,000 of the shares issued to Mr. Toback in 2003 lapse solely upon a change in control of Bally. On December 31, 2004, the Named Executive Officers owned the number of shares set forth in the table below. The market value is based on the closing price of a Bally common share of $4.24 on December 31, 2004, the last trading day prior to the end of the 2004 fiscal year.

	Mr. Toback	Mr. Fanelli	Mr. Gaan	Mr. Morgan	Mr. Wildman

Number of shares	290,000	125,000	82,500	90,000	95,000
Market value	$1,229,600	$530,000	$349,800	$381,600	$402,800

During 2005, the acquisitions of Bally common stock by each of Liberation Investments Group, LLC, Liberation Investments Ltd., Liberation Investments, L.P. and Emanuel R. Pearlman (“Liberation”) and Pardus Capital Management L.P. to levels in excess of 10% of Bally’s outstanding common stock constituted a “change in control” under the 1996 Long-Term Incentive Plan and the Inducement Plan, resulting in the lapse of the restrictions on all previously issued shares of restricted stock, including the shares set forth in the table above and 35,000 shares of restricted stock granted to Mr. Pearlman in 1998 while serving as a consultant to the Company. As of December 16, 2005, Mr. Toback, Mr. Fanelli, Mr. Gaan, Mr. Morgan and Mr. Wildman owned 135,000, 40,000, 50,603, 55,921 and 60,000 shares, respectively, with a market value of $892,350, $264,400, $334,486, $369,638 and $396,600, respectively. The market value is based on the closing price of a Bally common share of $6.61 on December 16, 2005.

(4)	Represents amounts matched by Bally in connection with participation in Bally’s savings plans.

(5)	Since March 28, 2005, William G. Fanelli has served as Senior Vice President of Planning and Development.

(6)	Includes a $25,000 bonus for serving as Acting Chief Financial Officer.

(7)	Since January 1, 2005, Cary A. Gaan has served as Senior Vice President, Special Counsel to the President.

(8)	Includes $750,000 paid in connection with Mr. Gaan’s resignation as Senior Vice President, Secretary and General Counsel pursuant to his amended employment agreement.
      The Company has not, and will not before the date of the annual meeting, definitively determine who will be the four most highly compensated executive officers (other than the chief executive officer) in 2005. However, based solely on salary, the Company believes that the four most highly compensated officers (other than the chief executive officer) will be Mr. Landeck, Mr. Morgan, Mr. Bassewitz and Mr. McDonald. In 2005, the salaries of Mr. Toback and the four most highly compensated officers are as follows: $575,000 for Mr. Toback, $400,000 on an annualized basis for Mr. Landeck; $350,000 for Mr. Morgan; $350,000 for Mr. Bassewitz; and $350,000 on an annualized basis for Mr. McDonald. To date in 2005, Mr. Toback, Mr. Landeck, Mr. Morgan, Mr. Bassewitz and Mr. McDonald have received grants of 255,000, 155,000, 110,000, 165,000 and 155,000 shares of restricted stock, respectively, and options for 232,000, 98,000, 113,000, 73,000 and 43,000 shares, respectively. Except for the tax gross-up payments related to the vesting of restricted stock referred to below and incidental personal benefits, to date in 2005, Mr. Toback and Mr. Morgan have not received any other compensation. Except for a signing bonus of $25,000 paid to Mr. McDonald in 2005 and incidental personal benefits, to date in 2005, Mr. Landeck, Mr. Bassewitz and Mr. McDonald have not received any other compensation. Incidental personal benefits made available to Mr. Toback, M. Landeck, Mr. Morgan, Mr. Bassewitz and Mr. McDonald during 2005 are not described herein because the incremental cost to Bally of such benefits has not to date exceeded and is not expected to exceed the lesser of $50,000 or 10% of the total salary and bonus.
Employment Agreements

Employment Agreement with Paul Toback
      On August 24, 2004, Bally entered into an employment agreement with Mr. Toback to provide for him to continue as Bally’s President and Chief Executive Officer through December 31, 2007. The termination date under Mr. Toback’s prior employment agreement with Bally was December 31, 2005. Mr. Toback and Bally terminated the prior agreement and Bally did not incur any termination penalties in connection with the termination. As in the prior agreement, the term of this agreement will be automatically extended each year for an additional 12 months commencing December 31, 2007 unless either party provides notice of intent not to renew at least 90 days prior to the then-current termination date. The agreement provides for an annual base salary of $575,000, subject to increases at the discretion of Bally, an annual incentive payment of up to 70% of Mr. Toback’s base salary based on performance criteria established by the Board, a tax gross-up payment for income taxes relating to the vesting of restricted stock and additional perquisites.
      If Mr. Toback’s employment is terminated by the Company for other than cause and other than within two years following a change in control, he will be entitled to receive a lump sum payment equal to (i) the full amount of the annual bonus for the immediately preceding calendar year if such termination occurs prior to the payment of the bonus, (ii) two times the sum of Mr. Toback’s annual salary and target bonus, and (iii) compensation for any unused earned vacation days. In addition, his outstanding options and restricted stock will automatically become fully vested, the exercise period of his options will continue for the period he otherwise would have been able to exercise his options if he remained employed and he will be entitled to continued health coverage for a period equal to the period he was employed by the Company. Under the employment agreement, cause is defined as the conviction of a crime, the intentional or grossly negligent disclosure of confidential or trade secret information of the Company to anyone not entitled to such information, the omission or dereliction of any duty of loyalty to the Company; the failure to cure a material violation of the Company’s Code of Conduct or any other written Company policy within thirty (30) days following the Company’s written notice to Mr. Toback of such material violation and the steps required by Mr. Toback to effect such cure, or the repeated failure to carry out the material components of his duties despite specific written notice to do so by the Board.
      In the event that Mr. Toback terminates his employment for good reason or the Company terminates his employment for other than cause within two years following a change in control, Mr. Toback will be paid a lump sum payment equal to (i) the full amount of the annual bonus for the immediately preceding calendar year if such termination occurs prior to the payment of the bonus, (ii) three times the sum of Mr. Toback’s annual salary and target bonus, and (iii) compensation for any unused earned vacation days. In addition, his outstanding options and restricted stock will automatically become fully vested, the exercise period of his options will continue for the period he otherwise would have been able to exercise his options if he remained employed, he will be entitled to continued health coverage for a period equal to the period he was employed by the Company and he will be entitled to outplacement services. If it is determined that any payment, distribution or benefit received by the executive from the Company pursuant to his agreement or any stock award or option plan would result in the imposition of excise tax, the Company will pay the executive an additional amount such that Mr. Toback will have sufficient funds, after paying all additional taxes, in order to pay that excise tax. In connection with the vesting of restricted stock in 2005, the Company made a tax gross-up payment to Mr. Toback of $838,777.
      In the event Mr. Toback resigns without good reason on or after July 1, 2005, he will be entitled to receive no less than 60% of the sum of his annual salary plus target annual bonus for the then-current calendar year, and may, upon Board approval, receive payment greater than 60% of the sum of his annual salary and target annual bonus upon giving ninety (90) days’ advance written notice of his resignation date. If Mr. Toback’s employment terminates on the expiration date of the agreement, other than for cause, he will be entitled to receive, one times his annual salary, payment of the full amount of his annual bonus for the immediately preceding calendar year if such termination occurs prior to the payment of the bonus, payment of his unused vacation days and medical benefits for a period of three years.

Employment Agreement with Cary Gaan
      On November 24, 2004, Bally entered into an addendum to the employment agreement with Mr. Gaan. The addendum provides that Mr. Gaan resigned his position as Senior Vice President, Secretary and General Counsel effective as of January 1, 2005, and assumed the responsibilities and title of Senior Vice President, Special Counsel to the President at a reduced salary. The addendum recognizes that Mr. Gaan received a payment in the amount of $750,000 in lieu of any payment he would have been entitled to receive if an expiration notice had been delivered by him or Bally stating that the agreement would expire on the last day of the one year period commencing on the date of delivery of such notice. The addendum also amended the agreement to provide that if Bally terminated Mr. Gaan’s employment for any reason other than for cause or if Mr. Gaan delivered an expiration notice to Bally, Bally would pay Mr. Gaan (i) his salary earned but unpaid through his termination date, (ii) any earned but unpaid bonus for the previous year, (iii) any accrued but unused vacation, (iv) any unreimbursed expenses incurred before the last date of employment, (v) a prorated target bonus for the year in which the termination of employment occurs and (vi) continuation of group health coverage for a period of 18 months. Mr. Gaan is not entitled to receive any further severance payments in connection with a termination of employment. The term of Mr. Gaan’s employment agreement, as revised, expires on December 31, 2005. Commencing on January 1, 2006, the term of his agreement extends each day by one day to create a new one-year term.

Employment Agreements with Other Senior Executives
      Bally has entered into employment agreements with Carl Landeck, Harold Morgan, Marc Bassewitz and Jim McDonald, effective as of March 28, 2005, January 1, 2005, January 1, 2005 and May 2, 2005, respectively, for terms of three years through December 31, 2007 with respect to Harold Morgan and Marc Bassewitz, for a term of approximately three and a half years through December 31, 2008 with respect to Carl Landeck, and for a term of approximately three years through May 1, 2008 with respect to Jim McDonald. The term of each employment agreement will be automatically extended each year for an additional 12 months on the anniversary date of the respective termination date unless either party provides notice of intent not to renew at least ninety (90) days prior to the then-current termination date. In previous years, Bally entered into employment agreements with both William Fanelli and John Wildman, effective as of January 1, 2003 for a term of three years through December 31, 2005. Commencing January 1, 2005, the term of these older employment agreements are extended each day by one day to create a new one year term. At any time at or after January 1, 2005, Bally or either Mr. Fanelli or Mr. Wildman may deliver notice to the other party that the employment period shall expire on the last day of the one year period commencing on the date of delivery of such notice.
      The foregoing agreements provide for an annual base salary ($325,000 for both Mr. Fanelli and Mr. Wildman; $400,000 for Mr. Landeck; $350,000 for Mr. Morgan; $350,000 for Mr. Bassewitz; and $350,000 for Mr. McDonald), subject to increases at the discretion of Bally, and a bonus payable at the discretion of Bally. In the event of a termination of employment by the executive for good reason or by the Company for other than cause within two years following a change in control of Bally, the executive will be paid a lump sum payment equal to (i) the full amount of the annual bonus for the immediately preceding calendar year if such termination occurs prior to the payment of the bonus, plus (ii) two times the executive’s annual salary and target bonus, plus (iii) compensation for any unused earned vacation days. If it is determined that any payment, distribution or benefit received by the executive from the Company pursuant to his agreement or any stock award or option plan would result in the imposition of excise tax, the Company will pay the executive an additional amount related to the excise tax. In addition, Mr. Morgan may voluntarily end his employment within 120 days after Mr. Toback is no longer the Chief Executive Officer of the Company and be paid a lump sum amount equal to no less than 60% of the sum of his annual salary plus target annual bonus for the then-current calendar year, and may, upon Board approval, receive payment greater than 60% of the sum of his annual salary and target annual bonus upon giving sixty (60) days’ advance written notice of his resignation date. Mr. Morgan is also entitled to certain tax gross-up payments for income taxes relating to the vesting of his shares of restricted stock. In connection with the vesting of restricted stock in 2005, the Company made a tax gross-up payment to Mr. Morgan of $296,641. Mr. McDonald will also receive a guaranteed minimum bonus of $150,000 for fiscal 2005, payable in March 2006, and received a $25,000 signing bonus upon commencement of his employment. Mr. Landeck will also receive a guaranteed minimum bonus of $100,000 for fiscal 2005, payable in March 2006. In November 2005, the Company amended the employments contracts with Messrs. Toback, Landeck, Bassewitz, Morgan and McDonald to (i) include specific language regarding the Company-provided disability insurance memorializing the Company’s standard policy and (ii) eliminate an exception from the definition of “Change in Control” for issuances of equity by the Company.

Termination of Payments to Lee Hillman and John Dwyer
      Effective December 11, 2002, Lee Hillman resigned as Chairman and Chief Executive Officer. Effective April 28, 2004, John Dwyer resigned as Executive Vice President, Chief Financial Officer and Director. In connection with the resignations of Mr. Hillman and Mr. Dwyer, each of them entered into a severance agreement with the Company. Mr. Hillman’s agreement provided that he would receive certain benefits through December 31, 2005. Mr. Dwyer’s agreement provided that he would be available to consult with the Company through December 31, 2005. On February 8, 2005, the Company announced that its Audit Committee investigation found multiple accounting errors in the Company’s financial statements and concluded that both Mr. Hillman, as the former Chief Executive Officer and Director, and Mr. Dwyer, as the former Chief Financial Officer, were primarily responsible. In addition, the investigation found, among other things, that certain accounting policies and positions were suggested and implemented without a reasonable empirical basis and concluded that Mr. Dwyer made a false and misleading statement to the SEC. As a result of these findings, the Company decided to make no further payments to either Mr. Hillman or Mr. Dwyer under each of the respective severance agreements.
Long-Term Incentive Plan
      In January 1996, the Board of Directors of the Company adopted the 1996 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan provides for the grant of non-qualified stock options, incentive stock options and compensatory restricted stock awards (collectively “Awards”) to officers and key employees of the Company. Initially, 2,100,000 shares of common stock were reserved for issuance under the Incentive Plan. The Incentive Plan expires on January 3, 2006.
      In November 1997, June 1999, December 2000 and June 2002 the Incentive Plan was amended to increase the aggregate number of shares of common stock that may be granted under the Incentive Plan to an aggregate of 8,600,000 shares. At December 5, 2005, 59,461 shares of common stock were available for future grant under the Incentive Plan. Awards may not be granted under the Incentive Plan after January 3, 2006.
      Pursuant to the Incentive Plan, non-qualified stock options are generally granted with an exercise price equal to or greater than the fair market value of the common stock at the date of grant. Incentive stock options must be granted at not less than the fair market value of the common stock at the date of grant. Option grants become exercisable at the discretion of the Compensation Committee, generally in three equal annual installments commencing one year from the date of grant. Option grants in 2004, 2003 and 2002 have 10-year terms.
      There were no grants made to the Named Executive Officers under the 1996 Long-Term Incentive Plan in 2004. On March 8, 2005, the Company’s Compensation Committee approved the grant of a total of 1,027,000 stock options and shares of restricted stock under the Company’s 1996 Long-Term Incentive Plan, including 395,000 stock options and 245,000 shares of restricted to the named executive officers as of December 31, 2004. The exercise price of the stock options was set at a 20% premium to the closing price of the Company’s common stock on the NYSE at March 7, 2005. The restrictions applicable to those restricted shares lapsed in May 2005 under the terms of the Plan’s change in control provisions. See Summary Compensation Table, Note 3.
      On November 29, 2005, having not previously made any grants in respect of 2005, the Company’s Compensation Committee approved the grant of a total of 1,022,000 stock options and shares of restricted stock under the Company’s 1996 Long-Term Incentive Plan, including 150,000 stock options and 330,000 shares of restricted stock to the named executive officers as of December 31, 2004. The exercise price of the stock options was set at $7.01, the closing price of the Company’s common stock on the NYSE at November 28, 2005.
Inducement Plan
      On March 8, 2005, the Company’s Compensation Committee adopted an Inducement Plan as a means of providing equity compensation in order to induce the acceptance and continuation of employment of newly hired officers and key employees of the Company and its affiliates. The Company adopted the Inducement Plan because of the 1996 Long-Term Incentive Plan’s potential lack of sufficient shares available to provide necessary equity inducement for new employees. Stockholder approval of the Inducement Plan was not required under the rules of the NYSE.
      Under the Inducement Plan, the Company (with the approval of the Board of Directors, the Compensation Committee and/or their delegates, hereinafter “Administrator”) may grant common stock as a material inducement to eligible employees, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events. The Administrator in its sole discretion determines whether an award may be granted, the number of shares of common stock awarded, the date an award may be exercised, vesting periods, and exercise price.
      The Inducement Plan became effective upon its adoption and continues for a 10-year term ending March 8, 2015. The Inducement Plan provides for the issuance of up to 600,000 shares of the Company’s common stock, and as of November 29, 2005, 385,000 restricted shares and stock options covering an additional 153,000 shares have been granted which includes the grant of 55,000 restricted shares and 23,000 stock options under the Plan to the Company’s Chief Financial Officer pursuant to his original employment arrangement with the Company. The restrictions applicable to 330,000 of these restricted shares lapsed in May and September 2005 under the terms of the Plan’s change in control provision. See Summary Compensation Table, Note 3.
Management Retirement Savings Plan
      The Bally Total Fitness Holding Corporation Management Retirement Savings Plan (the “Retirement Plan”) was a deferred compensation plan designed to permit a select group of management or highly compensated employees to enhance the security of themselves and their beneficiaries following retirement or other termination of their employment. The Retirement Plan was intended to be an unfunded “employee pension benefit plan” under the Employee Retirement Income Security Act of 1974, as amended, and was maintained by Bally. The Board, in its sole discretion, designated those members of management or highly compensated employees who were eligible to participate in the Retirement Plan.
      The Company terminated the Retirement Plan as of August 23, 2004, per the decision of a majority of participants. In accordance with its agreements, Bally funded the matching contributions for 2003 to each participant’s account and no matching contributions were made for 2004. In addition, as of August 23, 2004, all matching contributions (whether vested or unvested at the time) became 100% vested. As a result, all monies in the plan were distributed to the participants. The distribution was not subject to the 10% withdrawal penalty but the monies distributed were classified as taxable income to each participant for the year 2004 as required by the Internal Revenue Service. Income received from the plan did not meet the government requirements for rollover into an IRA, 401(k) or other tax deferred retirement savings due to the “nonqualified” nature of the Retirement Plan.
Annual Incentive Compensation for Fiscal Year 2004
      The Company provides annual cash incentive compensation (the “Cash Bonus”) for executive officers and other employees in accordance with the established methodologies approved by the Compensation Committee. The purpose of the Cash Bonus is to provide an additional performance incentive for certain senior executive and other key employees of Bally (the “Participants”), as determined by the Compensation Committee and based upon the recommendation of Bally’s management.
      Each Participant has an annual target Cash Bonus amount that is a percentage of his or her base salary. For 2004, the Compensation Committee set target Cash Bonus levels consistent with prior years at 70% of base salary for the CEO and 50% of base salary for senior vice presidents. Fifty percent of the Cash Bonus was paid in accordance with achievement of financial performance targets, consisting of a percentage of EBIDTA and gross committed revenues, as defined by the Compensation Committee, and 50% of the Cash Bonus was paid in accordance with the achievement of personal performance targets, as defined by the Compensation Committee. Consistent with prior years, the actual Cash Bonus payments may range from 0% to 150% of the target Cash Bonus level, depending on the level of achievement versus the established goals. For 2004, the Company paid the following Cash Bonuses under the plan: $400,000 to Mr. Toback: $175,000 to Mr. Fanelli: $100,000 to Mr. Gaan: $175,000 to Mr. Wildman and $175,000 to Mr. Morgan. The Cash Bonus amounts for 2004 were awarded on March 8, 2005.
Annual Incentive Compensation for Fiscal Year 2005
      Because the Cash Bonuses are determined in accordance with achievement of financial targets in 2005, the Compensation Committee will not determine the Cash Bonuses for 2005 until complete financial information for 2005 becomes available. Thus, the annual incentive compensation for fiscal year 2005 is not available at the time of the filing of this proxy statement and will not become available before the date of the annual meeting.
Stock Option and SAR Grants
      No grants were made in fiscal 2004. As described above, on March 8, 2005, the Company’s Compensation Committee approved stock option grants, including the grant of 395,000 options under the Company’s 1996 Long-Term Incentive Plan to the named executive officers as of December 31, 2004. The exercise price of the options was set at a 20% premium to the closing price of the Company’s common stock on the NYSE at March 7, 2005. As described above, effective as of November 29, 2005, having not previously made any grants in respect of 2005, the Company’s Compensation Committee approved the grant of a total of 150,000 stock options to the named executive officers as of December 31, 2004. The exercise price of the stock options was set at $7.01, the closing price of the Company’s common stock on the NYSE at November 28, 2005.
Stock Option and SAR Exercises
      The following table sets forth certain information concerning exercises of stock options during 2004 and the first 11 months of 2005 by each of the Named Executive Officers and their stock options outstanding as of December 31, 2004 and November 30, 2005. There have been no stock appreciation rights granted by Bally to date.
Aggregated Option Exercises in Last Fiscal Year and
Option Values at End of Last Fiscal Year

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at December 31, 2004		at December 31, 2004(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Paul A. Toback	0	0	186,668	303,332	0	0
Cary A. Gaan(2)	0	0	100,000	105,000	0	0
William G. Fanelli(3)	0	0	175,000	140,000	1,725	0
John H. Wildman	0	0	165,000	140,000	4,025	0
Harold Morgan	0	0	155,000	160,000	4,025	0

(1)	Based on the closing price of Bally common stock on the New York Stock Exchange on December 31, 2004, which was $4.24 per share.

(2)	Cary A. Gaan served as Senior Vice President, Secretary and General Counsel of the Company from 1977 through December 31, 2004. Mr. Gaan currently serves as Senior Vice President, Special Counsel to the President.

(3)	William G. Fanelli served as acting Chief Financial Officer from April 2004 through March 2005. Mr. Fanelli currently serves as Senior Vice President, Planning and Development.

Aggregated Option Exercises as of December 16, 2005 and
Option Values as of December 16, 2005

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at December 16, 2005		at December 16, 2005(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Paul A. Toback	0	0	253,334	298,666	38,000	427,000
Carl J. Landeck	0	0	0	98,000	0	277,500
Harold Morgan	36,000	99,243	159,000	143,000	22,230	203,400
Marc D. Bassewitz	0	0	0	73,000	0	137,500
James A. McDonald	0	0	0	43,000	0	74,000

(1)	Based on the closing price of Bally common stock on the New York Stock Exchange on December 16, 2005, which was $6.61 per share.
Compensation Committee Interlocks and Insider Participation
      During 2004, the following directors (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company’s Compensation Committee: John W. Rogers, Jr., Barry M. Deutsch (since May 2004), Martin Franklin (resigned April 2004), J. Kenneth Looloian, James F. McAnally and Stephen C. Swid (resigned August 2005). During 2005, the following directors (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company’s Compensation Committee: John W. Rogers, Jr., Barry M. Deutsch, J. Kenneth Looloian, James F. McAnally, Eric Langshur, Steven S. Rogers (since December 2005), and Stephen C. Swid (resigned August 2005). There were no interlocks during 2004 or to date in 2005 with other companies within the meaning of the SEC’s rules.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Company’s Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal and disclosure controls (including internal controls over financial reporting). The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.
      In August 2004, the Audit Committee of the Board undertook an independent investigation of certain aspects of the past financial statements filed by the Company with the assistance of independent legal counsel at Bingham McCutchen LLP (“Bingham”) who consulted with accounting experts PricewaterhouseCoopers LLP (“PwC”) and Marshall Wallace, each retained by Bingham.
      In November 2004, the Audit Committee announced that based on the results of its investigation and in consultation with KPMG LLP, the Company’s independent registered public accounting firm, it had determined financial statements and other information pertaining to years-ended December 31, 2000, 2001, 2002 and 2003 and for the first quarter of 2004 should be restated and should no longer be relied upon.
      The Audit Committee completed its investigation on February 8, 2005 and reported its results to the SEC. As a result of the above events and circumstances, the Company undertook a comprehensive review of its previously filed consolidated financial statements since the year 2000, and on November 30, 2005 filed its annual report on Form 10-K for 2004 that contained restated financial information for years ended December 31, 2000 and 2001 (unaudited) and restated financial statements for years ended December 31, 2002 and 2003 (audited) along with its audited consolidated financial statements for the year ended December 31, 2004. On November 30, 2005, the Company filed a series of Forms 10-Q for 2004 and 2005, including a Form 10-Q for the first quarter of 2005 that contained restated financial statements (unaudited) for the first quarter of 2004. The Audit Committee has overseen the internal review and the restatement of the financial statements.
      During the review and pursuant to management’s evaluation of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Company also identified material weaknesses in its internal controls. Management has concluded that the company’s disclosure controls and procedures were not effective as of December 31 2004, March 31, 2005, June 30, 2005 or September 30, 2005 due to material weaknesses in internal control over financial reporting. Management also has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2004. In order to remediate the internal controls over financial reporting, management has implemented or is in the process of implementing various measures. The Audit Committee is overseeing this process and is receiving regular reports from management.
      The Audit Committee has reviewed and discussed with management and with KPMG the Company’s financial statements for years ended December 31, 2002 and 2003, as restated and the Company’s financial statements for the year ended December 31, 2004, each of which was audited by KPMG. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management.
      Recently, due a medical condition, Mr. Looloian has not been actively participating in Audit Committee matters. Mr. Langshur was appointed by the Board of Directors in November 2005 to serve as Chairperson of the Audit Committee.

      In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors. In reliance on the reviews and discussions referred to in this Report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board approved, including the audited financial statements of the Company in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

Members of the Audit Committee,(1)

Eric Langshur, Chairman
Barry M. Deutsch
J. Kenneth Looloian
James F. McAnally, M.D.

(1)	Adam Metz joined the Board of Directors and the Audit Committee on December 1, 2005 and thus did not participate in any committee activities for the periods discussed in the Report. Due to his illness, Mr. Looloian has not reviewed the contents of the Report.

REPORT OF THE COMPENSATION COMMITTEE
Overview
      The Compensation Committee is responsible for establishing compensation guidelines for officers and employees, and administering the Company’s stock option and other incentive plans. The total direct compensation for the Company’s executives is made up of three elements: base salary, annual performance based bonus and long-term incentive program in the form of options and restricted stock. Additionally, executives receive indirect compensation through participation in employee benefit plans available to all employees of the Company, such as health, life, disability plans, tax qualified retirement plans and, until August 2004, the Management Retirement Savings Plan, which was a non-qualified retirement plan that was terminated at that time. The compensation package for the Company’s executives is designed to provide executives with market competitive annual salaries, performance based annual bonus as a means of motivating them to achieve short-term business objectives, and equity based compensation as a means of rewarding executives for increased stockholder value over the longer term.
      In setting the compensation for executives the Committee engaged the services of an outside compensation consulting firm. This consulting firm identified a peer group of companies based on similar revenues, lines of business and geographic locations as the Company. The Committee then examined base salaries, bonus compensation and long-term incentives relative to this peer group towards a goal of having direct total compensation to adequately incent the officer group at competitive compensation levels.
Base Salary
      In setting executives’ salaries for 2004, the Committee reviewed the compensation survey as compared to the selected peer group. Each executive was then evaluated based on their role and responsibilities within the Company, attainment of individual objectives during the preceding year and the Company’s overall performance. For 2004, the Committee determined to make no change to the salaries of the four most highly compensated officers of the Company other than the Chief Executive Officer (or the “named executive officers”), in accordance with their employment agreements.
Annual Bonus Plan
      In 2004 the officers and other employees were eligible to receive bonuses based on the achievement of both Company and individual performance goals established by the Committee, with 50% weight for corporate and individual objectives. The individual executive’s target award is set based on their position and job level. For 2004 the target bonus for the named executive officers was 50% of base salary and the target bonus for Mr. Toback, our Chairman and Chief Executive Officer, was 70% of base salary. In 2004 the corporate objectives were based on the Company achieving a percentage of targeted EBITDA and gross committed revenues determined by the Compensation Committee. The Company’s actual performance in 2004 was below targeted thresholds. However, the Committee determined that each named executive officer met and exceeded their targeted individual performance goals. The Committee determined that in light of the extraordinary circumstances facing the Company described above which were not contemplated at the time the corporate performance goals were established, that annual bonuses should be awarded at a level slightly higher than target for the named executive officers. Accordingly, the named executive officers received bonuses for 2004 which were approximately 62% of Mr. Fanelli’s base salary, 27% of Mr. Gaan’s base salary, 58% of Mr. Morgan’s base salary and 54% of Mr. Wildman’s base salary. A portion of Mr. Fanelli’s bonus was in recognition of his acting as Chief Financial Officer and a portion of Mr. Gaan’s bonus was in recognition of his retirement as General Counsel of the Company.
Long Term Incentives
      The Compensation Committee believes stock ownership by executives is important to aligning executives’ interest to those of stockholders. Equity compensation takes the form of stock options and restricted stock. The Committee believes it is important that the Company grant a mixture of long term equity instruments that in the aggregate provide both reward for value appreciation as well as retention and tangible value for services during and after the vesting period. As other organizations have determined we feel by awarding both stock options and restricted stock, we have aligned the executives more appropriately than by rewarding only one type of stock based equity instrument. The employment agreements of the Company’s executives also provide for the grant of stock options and/or restricted stock and these grants provide a significant inducement for the hiring and retention of key employees.
      Options granted to executives typically have a term of ten years and vest over a three year period. The exercise price is generally equal to or greater than the price of our stock on the day prior to the option being granted. The options are used as a value appreciation instrument as the executive realizes value only if the stock price increases. This aligns the interests of the executives with the interests of the stockholders. For 2004 performance, executives were granted options in 2005. Those options were issued with an exercise price which was 20% over the closing price of our common stock on the date of grant. In addition, on November 29, 2005, having not previously made any grants in respect of 2005, executives were granted options, the exercise price of which was set at $7.01, the closing price of the Company’s common stock on the NYSE at November 28, 2005. The Company’s Compensation Committee has also determined to consider implementation of incentive and retention agreements and arrangements in connection with the Company’s announced exploration of strategic alternatives.
      Restricted stock awards are used by the Compensation Committee as an incentive and retention device to reward the executive over the long term and be aligned with the stockholders in optimizing the value of the Company. Such awards can be granted with performance vesting restrictions or with time vesting restrictions. Restricted Stock issued with time vesting restrictions typically vest after four years provided the executive is employed by the Company on the vesting date. All shares of restricted stock granted for 2004 performance were actually granted in 2005 under the 1996 Long-Term Incentive Plan and were generally to vest over four years. However, during 2005, the acquisition of Bally common stock by certain investors in excess of 10% of Bally’s outstanding common stock constituted a “change in control” under the 1996 Long-Term Incentive Plan, resulting in the lapse of the restrictions on all previously granted shares of restricted stock. On November 29, 2005, having not previously made any grants in respect of 2005, executives were granted restricted stock.
      The 1996 Long-Term Incentive Plan did not have sufficient shares available to provide long term incentives for newly hired executives. Because the Compensation Committee believes it is important to continue to provide incentives to executives that align their interests with the interests of the stockholders, the Committee adopted the Inducement Plan.
      The Compensation Committee continues to monitor recipients of options and restricted stock and the number of equity awards granted to executives based on past performance in order to insure that such awards provide for the proper future incentive as well as to be competitive within the marketplace for key talent. We continue to monitor our use of stock options and the potential dilution effects as we determine equity awards.
Chief Executive Officer Compensation
      The Compensation Committee considered the following factors in determining the base salary for 2004 for Paul Toback, our Chairman and Chief Executive Officer: the Company’s performance relative to its profit plan for 2004, the leadership provided through a challenging number of events during the past year and the level of compensation paid to the highest paid executive at companies within the selected peer group. Based on these factors, the Committee established Mr. Toback’s 2004 base salary at $575,000. This placed Mr. Toback’s base salary at slightly below the median of base salaries at peer group companies.
      In August 2004, the Committee approved a new employment agreement for Mr. Toback. The agreement provides for, among other things, a base salary of $575,000 and for him to continue as the Company’s President and Chief Executive Officer through December 31, 2007. The agreement was amended in November 2005 to (i) include specific language regarding the Company-provided disability insurance memorializing the Company’s standard policy and (ii) eliminate an exception from the definition of “Change in Control” for issuances of equity by the Company.

      For 2004, Mr. Toback was eligible to earn a cash bonus ranging up to 70% of his base salary based on Company and individual performance goals as described above. As mentioned above, the Compensation Committee considered bonus payments to the named executive officers, including Mr. Toback, and considered the performance of the Company as compared to the Company and individual performance goals for the 2004. Based on the Company’s performance, the Committee determined that the Company performance goals were not met for 2004. The Committee however, analyzed additional factors, including total cash compensation necessary to meet the objectives of hiring and retaining top executive talent; substantial progress in addressing regulatory matters; and accomplishment of executive management leadership objectives. The Committee determined to weigh the actions of management initiated for investment in the long-term growth of the Company against decisions that could have been made for short-term results. Accordingly, the Committee determined that based on these quantitative and qualitative factors some level of annual bonus should be made to Mr. Toback, at a level slightly above the targets established. For 2004, the Committee determined that based on the Company’s performance Mr. Toback earned a bonus of $400,000, which represented 70% of his base salary for fiscal year 2004.
      For his 2004 performance, Mr. Toback was also awarded options to purchase 170,000 shares of the Company’s common stock at an exercise price equal to $4.21 per share, which represents a premium of 20% over the trading price of the Company’s stock on the date the options were granted. In addition, Mr. Toback was awarded 120,000 shares of restricted stock under the Company’s 1996 Long Term Incentive Plan, which were generally to vest after four years from the date of grant. However, during 2005, the acquisitions of Bally common stock by Liberation in excess of 10% of Bally’s outstanding common stock constituted a “change in control” under the 1996 Long-Term Incentive Plan, resulting in the lapse of the restrictions on all shares of restricted stock previously issued to Mr. Toback. In connection with the vesting of restricted stock in 2005, the Company made a tax gross-up payment to Mr. Toback of $838,777 to compensate him for the taxes payable due to the vesting of restricted stock. In addition, effective as of November 29, 2005, having not previously made any grants in respect of 2005, the Company’s Compensation Committee approved the grant of 62,000 stock options and 135,000 shares of restricted stock to Mr. Toback under the Company’s 1996 Long-Term Incentive Plan. The exercise price of the stock options was set at $7.01, the closing price of the Company’s common stock on the NYSE at November 28, 2005.
162(m) Discussion
      Section 162(m) of the Internal Revenue Code limits the tax deduction of a publicly held company allowed for compensation paid its named executive officers to $1,000,000, unless such amounts are performance based. Generally, the Compensation Committee desires to maintain the tax deductibility of the compensation paid to executive officers to the extent it is feasible and consistent with the objectives of the Company’s compensation programs. The Compensation Committee continues to consider ways to maximize the deductibility of executive compensation, but intends to retain the discretion the Compensation Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. Accordingly, the Compensation Committee may determine to pay compensation to the named executive officers which may not be deductible under 162(m).

Review of all Components of Executive Compensation
      The Compensation Committee has reviewed all cash and equity components of the Company’s named executive officers, including salary, bonus, and long-term equity compensation. In addition, the Compensation Committee has reviewed and considered other indirect elements of the named executive officers compensation including participation in tax qualified and non-qualified retirement plans such as the Management Retirement Plan, as well as certain perquisites available to the named executive officers. These perquisites are not a significant element of the executive’s compensation. When considering any one component of the named executive officers’ total compensation, the Compensation Committee considers such component based on the aggregate amounts and mix of all the components, taken as a whole. Based on this review, the Committee finds that the total compensation paid to the named executive officers in 2004 and to date in 2005 was reasonable and not excessive.

Members of the Compensation Committee,(1)

John W. Rogers, Jr., Chairman
Barry M. Deutsch
J. Kenneth Looloian
James F. McAnally, M.D.
Eric Langshur

(1)	Steven S. Rogers joined the Board of Directors and the Compensation Committee on December 1, 2005 and thus did not participate in any committee activities for the periods discussed in the Report. Due to his illness, Mr. Looloian has not reviewed the contents of the Report.

PERFORMANCE GRAPH
Comparison of Cumulative Total Return*
Among Bally Total Fitness Holding Corporation, the S&P 500 Index
and the Russell 2000 Consumer Discretionary Index

*	$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.
Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04	11/05
BALLY TOTAL FITNESS HOLDING CORPORATION	100.00	126.93	80.79	26.57	26.23	15.89	26.27
S&P 500	100.00	90.89	80.09	62.39	80.29	89.02	93.37
RUSSELL 2000 CONSUMER DISCRETIONARY	100.00	76.05	90.74	74.13	105.29	125.63	127.98

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CERTAIN TRANSACTIONS
      During 2004 and through November 30, 2005, Bally paid approximately $3.3 million and $3.2 million, respectively, for goods and services from a company which employed a relative of Mr. Wildman. Bally believes that the terms of these arrangements were at least as favorable to Bally as those which could be obtained from unrelated parties.
INDEPENDENT AUDITORS
      On March 25, 2004, we were notified by Ernst & Young LLP (“E&Y”), our principal accountant, that it had resigned. E&Y’s resignation became effective on May 10, 2004 with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. On May 18, 2004, the Company engaged KPMG LLP (“KPMG”) as its principal accountants for the year ending December 31, 2004. The decision to engage KPMG was made by the Audit Committee of the Board of Directors. Subsequently, in November 2004, we engaged KPMG to audit our consolidated financial statements for 2003 and 2002.
      During the two years ended December 31, 2003, through May 10, 2004, there were no disagreements between us and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with this report. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
      E&Y’s reports on our consolidated financial statements for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope.
Principal Accountant Fees and Services
Fees Paid to the Principal Accountant-2004
      As discussed above, KPMG was named our independent registered public accounting firm in May 2004. The table below sets forth all fees paid or accrued for the services of KPMG in 2004:

Audit fees:(1)	$7,988,800
Audit-related fees:(2)	37,750

Total audit and audit-related fees	$8,026,550
Tax fees	0
All other fees:	0

Total fees	$8,026,550

(1)	Audit fees include work performed in connection with the audit of the consolidated financial statements for the years ended December 31, 2004, 2003 and 2002. It also includes fees for professional services that are normally provided by our registered public accounting firm in connection with statutory and regulatory filings.

(2)	Audit related fees include work performed in connection with separate audits of subsidiaries and affiliated entities not required by statute or regulation.

Fees Paid to the Principal Accountant-2003
      As discussed above, E&Y resigned as our independent registered public accounting firm effective May 10, 2004. During 2004, E&Y had reviewed our interim condensed consolidated financial statements for the quarter ended March 31, 2004. Fees were paid to E&Y for the above services during 2003 and through the date of their resignation as our independent registered public accounting firm.

Audit fees:(1)	$1,844,000
Audit-related fees:(2)	24,000

Total audit and audit-related fees	$1,868,000
Tax fees	0
All other fees:(3)	2,500

Total fees	$1,870,500

(1)	Audit fees include work performed in connection with the audit of the consolidated financial statements for the years ended December 31, 2003 and 2002. It also includes fees for professional services that are normally provided by our registered public accounting firm in connection with statutory and regulatory filings.

(2)	Audit related fees include work performed in connection with separate audits of subsidiaries and affiliated entities not required by statute or regulation.

(3)	All other fees consist of a subscription to EY On-Line, an accounting research tool.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      The Audit Committee has responsibility for retaining, setting fees, and overseeing the work of the registered public accounting firm. The retention of the firm is subject to stockholder ratification. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the registered public accounting firm. The Audit Committee has delegated pre-approval authority to the chairman of the committee. The chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting for approval by the Audit Committee as a whole.

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR FOR
THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005
Proposal 3 — Ratification of the Appointment of KPMG LLP as Independent Auditor for the Company for the Fiscal Year Ending December 31, 2005.
      In accordance with the Audit Committee’s charter, the Audit Committee has appointed KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2005. KPMG has been the Company’s independent auditor since May 18, 2004, and is considered by management to be well-qualified.
      Stockholder ratification of the Audit Committee’s selection of KPMG is not required by the Company’s By-Laws; however, the Board of Directors believes that it is of sufficient importance to seek ratification. In the event the stockholders do not ratify the appointment of KPMG, the Board of Directors will reconsider its selection of KPMG. In addition, even if the stockholders ratify the selection of KPMG, the Audit Committee may in its discretion appoint a different independent auditor at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.
      Representatives of KPMG are expected to be present at the annual meeting of stockholders to respond to stockholders’ questions and to have the opportunity to make any statements they consider appropriate.
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITOR FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

STOCKHOLDER PROPOSAL
Proposal 4 — Pardus Proposal
      On December 6, 2005, Pardus European Special Opportunities Master Fund L.P., the beneficial owner of 5,450,000 shares of the Company’s common stock, whose address is c/o Pardus Capital Management L.P., 1001 Avenue of the Americas, Suite 1100, New York, New York, 10018, filed a preliminary proxy statement (which was amended on December 9, 2005) soliciting proxies to take the following action at the 2005 annual meeting:
RESOLVED, that each provision or amendment of the By-laws of Bally Total Fitness Holding Corporation (the “Company”) adopted by the Board of Directors of the Company without the approval of the Company’s stockholders subsequent to May 25, 2005 (purportedly the last date of reported changes) and prior to the approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved by the Company’s stockholders.
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS YOU ABSTAIN WITH RESPECT TO THE PARDUS PROPOSAL FOR THE FOLLOWING REASONS:
      No provisions of or amendments to the Company’s by-laws have been adopted by the Board of Directors without the approval of the Company’s stockholders subsequent to May 25, 2005. The Company does not plan to adopt any provisions of or amendments to the Company’s by-laws on or prior to the annual meeting of stockholders without the approval of the Company’s stockholders in the future.
FOR THE FOREGOING REASONS, THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS YOU ABSTAIN WITH RESPECT TO THE PARDUS PROPOSAL. ADOPTION OF THIS PROPOSAL WILL REQUIRE THE AFFIRMATIVE VOTE OF 75% OF THE SHARES OUTSTANDING AND ENTITLED TO VOTE.

OTHER BUSINESS
      In addition to the matters described above, after the meeting there will be a brief presentation by the Chairman of the Board and a general discussion period during which stockholders will have an opportunity to ask questions.
Liberation Proposal
      On December 8, 2005, Liberation Investments, L.P., Liberation Investments, Ltd., Liberation Investment Group LLC and Emanuel R. Pearlman (collectively, “Liberation”), the beneficial owners of 4,134,450 shares of the Company’s common stock, including 35,000 shares of restricted stock which vested in 2005 as a result of the acquisitions of Bally common stock by Liberation, whose address is 11766 Wilshire Blvd., Suite No. 870, Los Angeles, California 90025, filed a preliminary proxy statement (which was amended on December 14, 2005) soliciting proxies to take the following action at the 2005 annual meeting:
RESOLVED, that the stockholders of the Company do hereby amend Article IV, Section 1, Article IV, Section 2 and Article VIII, Section 5 of the Amended and Restated Bylaws of Bally Total Fitness Holding Corporation by deleting such sections in their entirety and replacing them as follows (text to be added to the existing text of the Bylaws hereby is underscored herein):
Article IV, Section 1, is amended and restated to read:
“The officers of the Corporation shall be chosen by the Board of Directors, provided that the stockholders shall be empowered to remove the Corporation’s Chief Executive Officer and President from office by the affirmative vote of the holders of a majority of the Corporation’s issued and outstanding stock then entitled to vote. The Corporation’s officers shall be a Chief Executive Officer, who shall also be the Corporation’s President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.”
Article IV, Section 2, is amended and restated to read:
“The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the stockholders, as the case may be. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal by the Board of Directors or the stockholders. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. The Corporation’s Chief Executive Officer and President may also be removed by the stockholders as provided in Section 1 of this Article IV, and no person removed as Chief Executive Officer and President shall thereafter be appointed or reappointed by the Board of Directors to serve as an officer of the Corporation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.”
Article VIII, Section 5, is amended and restated to read:
“Section 2 of Article III, Section 1 of Article IV, Section 2 of Article IV and this Section 5 of Article VIII of these Bylaws may only be altered, amended, changed or repealed by action of the stockholders of the Corporation.”
FURTHER RESOLVED, that Paul A. Toback is hereby removed as the Chief Executive Officer and President of the Company, effective immediately.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR GIVING THE COMPANY’S PROXIES DISCRETION TO VOTE ON THIS MATTER IF PROPERLY PRESENTED AT THE ANNUAL MEETING. THE COMPANY’S PROXIES INTEND TO VOTE AGAINST THE LIBERATION PROPOSAL FOR THE FOLLOWING REASONS:
      Emanuel Pearlman and Liberation have been attempting to insert themselves into Bally’s corporate board room for over a year. They have initiated repeated demands, inquiries, proposals, lawsuits and threats of lawsuits and made numerous claims. Liberation has amended their Schedule 13D filings no less than 17 times over the last eighteen months to update their ever-evolving positions regarding the Company. Mr. Pearlman’s and Liberation’s latest maneuver — a proposal which would, among other things, give stockholders the power to remove the Company’s chief executive officer — is the most egregious of their tactics, both as to the substance of the proposal and its true purpose. The Board of Directors believes that it is not a good faith proposal intended to enhance stockholder value.
      The Board of Directors has determined that it must retain its authority to manage the business and affairs of the Company, including through the selection, supervision and removal of the Company’s Chief Executive Officer. First, the Board of Directors believes this proposal is illegal under the Delaware General Corporation Law, specifically Section 141(a), which provides that “[t]he business and affairs of [a Delaware corporation] shall be managed by or under the direction of the Board of Directors . . . .” What is more, the Board of Directors believes this proposal contravenes Article Fifth of Bally’s Certificate of Incorporation, which provides, in relevant part, that:
      The Board of Directors shall have the power to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.
      As previously disclosed, the Company has filed a complaint for declaratory relief on these issues with the Delaware Court of Chancery and has asked the court to confirm that this proposal violates both Section 141(a) and Article Fifth of the Company’s Certificate of Incorporation. The Company has also filed a complaint arising from this proposal with the United States District Court for the District of Delaware accusing Liberation of violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 14a-9 thereunder as well as Section 13(d) of the Exchange Act. These proceedings are currently pending, and, while the Company is unable to make predictions about their outcome, the Board of Directors believes that the Company will ultimately be successful on the merits in each case.
      Aside from our belief in the illegality of this proposal (as described in our complaint for declaratory relief discussed above), the Board of Directors believes the proposal is ill-advised from a governance perspective. Unlike the Company’s stockholders, the Board of Directors is intimately familiar with Bally’s operations as well as the exigencies that confront the Company on a day-to-day basis. Consequently, the Board of Directors is in the best position to evaluate the performance of the Company’s Chief Executive Officer and reach conclusions as to his retention, supervision and removal. For similar reasons, the overwhelming majority of public companies in the United States vest authority over the chief executive in their boards of directors rather than their stockholders, and the Company has no unique characteristics that would warrant imposing such a drastic overhaul of mainstream governance principles with respect to it. In addition, none of Institutional Shareholder Services, the Council of Institutional Investors or similar proxy voting and corporate governance service providers has ever publicly supported the widespread adoption of direct stockholder authority over chief executives as a means to improve corporate governance.
      The Board of Directors has previously affirmed its unqualified support and continues to support current Chief Executive Officer Paul A. Toback. Given that the Company reported a net profit of $1.8 million for the first nine months of 2005, compared to losses in 2003 and 2004, we believe that Mr. Toback has steered the Company back on the right track. He has made substantial progress toward rectifying the accounting issues he inherited from prior management, including recently completing the process of restating Bally’s financial statements for each of its reporting periods commencing January 1, 2000, through March 31, 2004. Ironically, two of the transactions which gave rise to accounting issues relating to goodwill impairment were transactions in which Mr. Pearlman served as Bally’s financial advisor under prior management. Mr. Toback has strengthened the Company’s senior management team — especially in the vitally important areas of finance and accounting.

Bally has recruited a new CFO, Treasurer, Controller, Assistant Controller, General Counsel, Chief Marketing Officer, Head of Customer Relationship Marketing, Chief Information Officer and Head of Training.
      Mr. Toback has also begun to implement Bally’s new business plan, the initial effects of which are reflected in the positive trend line in the Company’s operating income. Under Mr. Toback’s leadership, the Company has scaled back its club expansion plans and begun to focus on improving operating margins and cash flows from Bally’s existing fitness centers. The Company has radically changed the way it sells and accounts for memberships. In the past, Bally only offered multi-year membership contracts. Today’s Bally membership model is far more flexible, and consumer friendly. Beginning in 2003, the Company introduced “pay as you go” programs, which now represent up to 20 percent of all new customers. More recently Bally introduced the Build Your Own Membership plan, which simplifies the enrollment process, eliminates the long, complicated contracts and enables customers to choose the membership type, amenities, and pricing structure they prefer. The BYOMsm program is now available nationwide.
      Further, the Company is now implementing its new club staffing and accountability model referred to as the “New Club Model”. The Company also recently engaged J.P. Morgan Securities Inc. to explore a range of strategic alternatives to enhance stockholder value, which may include, but are not limited to, a recapitalization, the sale of securities or assets of the Company or the sale or merger of Bally with another entity or strategic partner.
      During this critical stage of implementation of Bally’s new business plan, the Board of Directors strongly believes it would be imprudent — indeed, foolhardy — to remove the most important officer of the Company, whose continued leadership will be a key component of Bally’s successful emergence from this transitional period.
IF THE LIBERATION PROPOSAL PROPERLY COMES BEFORE THE MEETING, THE PROPOSAL WILL REQUIRE THE AFFIRMATIVE VOTE OF 75% OF THE SHARES OUTSTANDING AND ENTITLED TO VOTE AND THE PROXY HOLDERS WILL USE THEIR DISCRETIONARY AUTHORITY AND VOTE AGAINST THE PROPOSAL.
      Management knows of no other business to be presented for action at the annual meeting. If other matters properly come before the annual meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

CERTAIN LEGAL PROCEEDINGS
Stockholder Derivative Lawsuits in Illinois State Court
      On June 8, 2004, two stockholder derivative lawsuits were filed in the Circuit Court of Cook County, Illinois, by two Bally stockholders, David Schacter and James Berra, purportedly on behalf of the Company against Paul Toback, J. Kenneth Looloian, James McAnally and John Rogers, Jr., who are current directors and/or officers, and Lee Hillman, John Dwyer, Stephen Swid, George Aronoff, Martin Franklin and Liza Walsh, who are now former officers and/or directors. These lawsuits allege claims for breaches of fiduciary duty against those individuals in connection with the Company’s restatement regarding the timing of recognition of prepaid dues. The two actions were consolidated on January 12, 2005. By stipulation of the parties, the consolidated lawsuit has been stayed pending restatement of the Company’s financial statements. Under the current schedule, an amended consolidated complaint is due by January 29, 2006. It is not yet possible to determine the ultimate outcome of these actions.
Stockholder Derivative Lawsuits in Illinois Federal Court
      On April 5, 2005, a stockholder derivative lawsuit was filed in the United States District Court for the Northern District of Illinois, purportedly on behalf of the Company against certain current and former officers and directors of the Company by another of the Company’s stockholders, Albert Said. This lawsuit asserts claims for breaches of fiduciary duty in failing to supervise properly its financial and corporate affairs and accounting practices. Plaintiff also requests restitution and disgorgement of bonuses and trading proceeds under Delaware law and the Sarbanes-Oxley Act of 2002. By stipulation of the parties, the lawsuit has been stayed pending restatement of the Company’s financial statements. Under the current schedule, an amended consolidated complaint is due by January 29, 2006. It is not yet possible to determine the ultimate outcome of this action.
Liberation Proposal Litigation
      On December 5, 2005, the Company filed a complaint for declaratory judgment in the Delaware Court of Chancery against Liberation Investments, L.P., Liberation Investments, Ltd., Liberation Investment Group LLC and Emanuel R. Pearlman and has asked the court to confirm that the Liberation Proposal violates both Section 141(a) of the Delaware General Corporation Law and Article Fifth of the Company’s Certificate of Incorporation. The Chancellor declined the Company’s request for an expedited hearing on the issues presented, and the case remains pending.
      On December 5, 2005, the Company filed a complaint against Liberation Investments, L.P., Liberation Investments, Ltd., Liberation Investment Group LLC and Emanuel R. Pearlman in the United States District Court for the District of Delaware alleging that Liberation disclosures were in violation of Section 14(a) of the Exchange Act and Rule 14a-9 thereunder as well as Section 13(d) of the Exchange Act. As a result of the Company’s successful request for expedited discovery and an expedited preliminary injunction hearing, defendants filed with the SEC supplemental proxy materials that disclosed additional information that the Company had alleged was required under Sections 13(d) and 14(a) of the Exchange Act, and further disclosed the existence of disputes between the Company and Liberation. In light of these additional disclosures, on December 22, 2005 the Court dismissed the preliminary injunction proceedings as moot. Although the Court terminated the preliminary injunction proceedings, the Court did not make any determination on the ultimate merits of the Company’s claims against Liberation. The Company contends that Liberation’s disclosures continue to violate Sections 13(d) and 14(a) of the Exchange Act, and the proceedings remain pending.
      It is not yet possible to determine the ultimate outcome of these actions.
Liberation Rights Plan Litigation
      On December 11, 2005, Liberation Investments, L.P., and Liberation Investments Ltd. filed a complaint in the Delaware Court of Chancery against the Company and Paul Toback, alleging that the Company’s

Shareholder Rights Plan adopted on October 18, 2005 is invalid, and seeking a declaratory judgment to that effect, as well as preliminary and permanent injunctive relief and damages. The Company was served with the summons and complaint on December 20, 2005. To date, no other activity has taken place with respect to this litigation and these proceedings are currently pending. It is not yet possible to determine the ultimate outcome of this action.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Bally is required to identify any director, executive officer or beneficial owner of more than ten percent of the common stock, or any other person subject to Section 16 of the Exchange Act, that failed to file on a timely basis, as disclosed in their forms, reports required by Section 16(a) of the Exchange Act. Based on a review of forms submitted to us, during 2004 and as of November 30, 2005, no persons were late in filing these forms. All other such filing requirements were complied with by our directors and executive officers.
EXPENSE OF SOLICITATION
      The cost of this solicitation will be borne by Bally. In addition to the use of the mail, proxy solicitation may be made by telephone, facsimile, e-mail and personal interviews by regular employees of Bally. Bally has retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, to assist in the soliciting of proxies and will pay that firm a fee of approximately $150,000, plus out-of-pocket expenses for such services. It is anticipated that MacKenzie Partners, Inc. will employ approximately 60 persons to solicit the Company’s stockholders for the annual meeting. Bally will also reimburse brokerage houses and others for their reasonable expenses in forwarding proxy materials to beneficial owners of common stock.
      Appendix A to this proxy statement sets forth certain information relating to the Company’s directors, director nominee, and officers of the Company who may be soliciting proxies on the Company’s behalf.
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
      Bally expects to hold its next annual meeting of stockholders before December 31, 2006. Stockholder proposals for inclusion in the proxy materials relating to the next annual meeting should be received by Bally at its principal executive offices on or before March 31, 2006. Under the Company’s by-laws, in order to bring a proposal before the annual meeting, a stockholder must give the Company notice of the proposal not less than 60 days before the date of the meeting. If, however, less than 70 days prior notice or prior disclosure of the meeting date is given to stockholders, stockholders may notify the Company of a proposal up until the tenth day following the notice or disclosure. In accordance with our by-laws, we expect to give at least 70 days notice of the annual meeting. Stockholder proposals should be directed to Corporate Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

ANNUAL REPORT
      Bally will provide without charge to any stockholder as of the record date who so requests in writing a copy of its Form 10-K and, if specifically requested, the exhibits thereto. Requests for such copies should be directed to Corporate Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

By order of the Board of Directors,

Marc D. Bassewitz, Secretary
Chicago, Illinois
December 27, 2005
Please execute, date and return promptly
the enclosed white proxy card in the
postage-paid envelope provided or
vote via the internet or touch-tone telephone.

Appendix A
INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED PARTICIPANTS IN
THE COMPANY’S SOLICITATION OF PROXIES
      The following sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the directors, director nominee and officers of the Company who, under SEC rules, may be deemed “participants” in the Company’s solicitation of proxies from its stockholders in connection with the annual meeting.
Directors and Nominees
      The principal occupations of the Company’s directors and director nominees who may be deemed “participants” in the Company’s solicitation are set forth in the section of this proxy statement entitled “Election of Directors and Security Ownership — Director Nominees and — Continuing Directors.” The business addresses of the Company’s directors and director nominees are as follows:

Name	Business Address

Paul A. Toback	Bally Total Fitness Holding Corporation 8700 West Bryn Mawr Avenue Chicago, Illinois 60631
Barry M. Deutsch	Ovation Pharmaceuticals, Inc. Four Parkway North, Suite 200 Deerfield, Illinois 60015
Eric Langshur	TLContact, Inc. 3047 North Lincoln Avenue, Suite 210 Chicago, Illinois 60657
J. Kenneth Looloian	DiGiorgio Corp. 380 Middlesex Avenue Carteret, New Jersey 07008
James F. McAnally, M.D.	Trinitas Hospital Medical Office Bldg. 240 Williamson Street, Suite 307 Elizabeth, New Jersey 07202
Adam Metz	Polaris Capital LLC 1033 Skokie Blvd., Suite 660 Northbrook, Illinois 60062
John W. Rogers, Jr.	Ariel Capital Management, LLC Ariel Mutual Funds 200 East Randolph, Suite 2900 Chicago, Illinois 60601
Steven S. Rogers	Northwestern University J.L. Kellogg Graduate School of Management 2001 Sheridan Road Evanston, Illinois 60201

Officers
      The names and principal occupations of the Company’s officers who may be deemed “participants” in the Company’s solicitation of proxies are set forth in the section of this proxy statement entitled “Election of Directors and Security Ownership”. The business address is 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631. The officers who may be deemed “participants” in the solicitation are as follows:
Paul A. Toback
William J. Fanelli
Harold Morgan
John H. Wildman
Julie Adams
Marc D. Bassewitz
Carl J. Landeck
James A. McDonald
Information Regarding Ownership of the Company’s Securities by Participants
      None of the persons listed above under “Directors and Nominees” and “Officers” owns any of the Company’s securities of record but not beneficially. The number of shares of Common Stock of the Company held by directors, the director nominees and the officers as of December 16, 2005, is set forth in the “Election of Directors and Security Ownership” section of the proxy statement.
Information Regarding Transactions in the Company’s Securities by Participants
      The following table sets forth purchases and sales during the past two years of shares of Common Stock of the Company by the persons listed above under “Directors and Nominees” and “Officers.” Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

		Purchase(Sales) of
		Common Stock
Name	Date	(number of shares)	Note

Paul A. Toback	03/08/2005	120,000	2
	03/08/2005	170,000	3
	11/29/2005	135,000	2
	11/29/2005	62,000	3
	12/02/2005	(421,804)	7
Barry M. Deutsch	05/05/2004	5,000	4
	06/10/2004	5,000	1
Eric Langshur	12/16/2004	5,000	4
J. Kenneth Looloian	03/15/2004	2,500	1
	12/15/2005	5,000	8
	12/15/2005	(5,000)	7
James F. McAnally	03/15/2004	2,500	1
	05/11/2004	5,000	1
	12/15/2005	5,000	8
	12/15/2005	(5,000)	7
Adam Metz	12/02/2005	5,000	4
	12/13/2005	20,000	1
John W. Rogers, Jr.	04/14/2005	5,000	4
Steven S. Rogers	12/2/2005	5,000	4

		Purchase(Sales) of
		Common Stock
Name	Date	(number of shares)	Note

William Fanelli	05/11/2004	800	1
	05/11/2004	4,200	1
	03/08/2005	30,000	2
	03/08/2005	60,000	3
	11/29/2005	40,000	2
	11/29/2005	20,000	3
	12/2/2005	(205,966)	7
	12/5/2005	(10,000)	7
	12/2/2005	15,000	8
	12/5/2005	10,000	8
Harold Morgan	03/08/2005	55,000	2
	03/08/2005	80,000	3
	11/29/2005	55,000	2
	11/29/2005	23,000	3
	12/2/2005	(201,000)	7
	12/2/2005	(36,000)	7
	12/2/2005	35,000	8
	12/2/2005	1,000	8
John H. Wildman	03/08/2005	30,000	2
	03/08/2005	60,000	3
	11/29/2005	60,000	2
	11/29/2005	25,000	3
	12/2/2005	(35,000)	7
	12/2/2005	(185,000)	7
	12/2/2005	35,000	8
Julie Adams	03/08/2005	15,000	2
	03/08/2005	40,000	3
	11/29/2005	40,000	2
	11/29/2005	20,000	3
	12/2/2005	(25,000)	7
	12/2/2005	25,000	8
	12/15/2005	13,333	8
	12/15/2005	(13,333)	7
	12/15/2005	(2,500)	7
Marc D. Bassewitz	03/08/2005	10,000	2
	03/08/2005	100,000	5
	03/08/2005	25,000	3
	03/08/2005	25,000	6
	11/29/2005	55,000	2
	11/29/2005	23,000	3
	12/16/2005	(35,000)	7
Carl J. Landeck	05/26/2005	100,000	5
	05/26/2005	75,000	6
	11/29/2005	55,000	5
	11/29/2005	23,000	6
	12/5/2005	(75,000)	7

		Purchase(Sales) of
		Common Stock
Name	Date	(number of shares)	Note

	12/6/2005	(8,500)	7
	12/9/2005	(16,500)	7
James A. McDonald	05/26/2005	100,000	5
	05/26/2005	20,000	6
	11/29/2005	55,000	2
	11/29/2005	23,000	3
	12/7/2005	(15,300)	7
	12/9/2005	(34,700)	7

(1)	Open market purchase

(2)	Grant of restricted stock award under the 1996 Long-Term Incentive Plan

(3)	Grant of stock options under the 1996 Long-Term Incentive Plan

(4)	Automatic grant of stock options under 1996 Non-Employee Directors’ Stock Option Plan upon joining the Board or two-year anniversary of service as Director

(5)	Grant of restricted stock award under the Inducement Plan

(6)	Grant of stock options under the Inducement Plan

(7)	Open market sale

(8)	Exercise of stock options
Miscellaneous Information Concerning Participants
      Except as described in this Appendix A or otherwise disclosed in this proxy statement, to the best of the Company’s knowledge, no person listed above under “Directors and Nominees” and “Officers” or any of his “associates” beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries. Furthermore, except as described in this Appendix I or otherwise disclosed in this proxy statement, to the best of the Company’s knowledge, no such person or any of his associates is either a party to any transaction or series of similar transactions since December 1, 2004 or any currently proposed transaction or series of similar transactions (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000 and (iii) in which such person or associate had or will have a direct or indirect material interest.
      To the best of the Company’s knowledge, except as described in this Appendix A or otherwise disclosed in this proxy statement, no person listed above under “Directors and Nominees” and “Officers” or any of his associates has entered into any arrangement or understanding with any person with respect to (i) any future employment with the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or otherwise disclosed in this proxy statement, to the best of the Company’s knowledge, there are no contracts, arrangements or understandings by any of the persons listed under “Directors and Nominees” and “Officers” within the past year with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in this Appendix A or otherwise disclosed in this proxy statement, to the best of the Company’s knowledge, no persons listed under “Directors and Nominees” and “Officers” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting of Bally stockholders (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected, has any such interest).

Appendix B
BALLY TOTAL FITNESS HOLDING CORPORATION
2006 OMNIBUS EQUITY COMPENSATION PLAN

1.	Purpose
      The purpose of the Bally Total Fitness Holding Corporation 2006 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Bally Total Fitness Holding Corporation (the “Company”) and its subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, dividend equivalents and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan shall be effective as of January 26, 2006, subject to approval by the stockholders of the Company.

2.	Definitions
      Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Change of Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of the directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by, or under common control with, the Company or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii).

(ii) A change in the composition of the Board such that the individuals who, as of December 2, 2005 constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to December 2, 2005, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision), shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered as a member of the Incumbent Board;

(iii) The consummation of a merger, reorganization, consolidation, or sale or other disposition of all or substantially all of the assets of the Company other than a transaction which results in (A) all or substantially all of the stockholders of the Company who were beneficial owners of the Outstanding Common Stock or Outstanding Company Voting Securities immediately prior to such transaction beneficially owning immediately after the transaction more than 60% of the outstanding shares of common stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such transaction (including, without limitation, a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be); (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, the Corporation resulting from the transaction or, if reference was made to a Parent Company for purposes of determining whether (A) was satisfied in connection with the applicable transaction, such Parent Company) beneficially owning directly or indirectly 20% or more of the outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the transaction and (C) individuals who were members of the Incumbent Board immediately after the consummation of the transaction constituting at least a majority of the members of the board of directors of the corporation resulting from such transaction.

(iv) A liquidation or dissolution of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code as well as Grants to Employees who are officers, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the “Committee” with respect to that Grant.

(e) “Company” means Bally Total Fitness Holding Corporation and any successor corporation.

(f) “Company Stock” means the common stock of the Company or such other securities of the Company that may be substituted for common stock pursuant to Section 5(e).

(g) “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability program, as it may be amended from time to time.

(h) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.

(i) “Effective Date” of the Plan means January 26, 2006, subject to approval of the Plan by the stockholders of the Company.

(j) “Employee” means an employee of the Employer (including an officer or director who is also an employee).

(k) “Employer” means the Company and its subsidiaries.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(n) “Fair Market Value” of Company Stock means as of any given date, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the

Company Stock is a national securities exchange such as the New York Stock Exchange or the Nasdaq National Market, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(o) “Grant” means an Option, Stock Unit, Stock Award, SAR, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(p) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code or any successor provision thereto.

(r) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(s) “Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(t) “Option” means a right granted to a Participant to purchase shares of Company Stock, as described in Section 7.

(u) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than a Grant described in Sections 7, 8, 9 or 10 of the Plan), as described in Section 11.

(v) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(w) “Plan” means this Bally Total Fitness Holding Corporation 2006 Omnibus Equity Compensation Plan, as in effect from time to time.

(x) “SAR” means a stock appreciation right as described in Section 10.

(y) “Stock Award” means an award of Company Stock as described in Section 9.

(z) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3.	Administration
      (a) Committee. The Plan shall be administered and interpreted by the Committee. In its sole discretion, the Board may at anytime and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to a matter that under Rule 16b-3 of the Exchange Act or section 162(m) of the Code or any regulations or rules issued thereunder is required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. To the extent permitted by applicable law, ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 3 shall serve in such capacity at the pleasure of the Committee.
      (b) Committee Authority. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any performance based awards granted pursuant to Section 12, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.
      (c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants
      (a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.
      (b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular section of the Plan need not be uniform as among the Participants.
      (c) The Committee may make Grants that are contingent on, and subject to, stockholder approval of the Plan or an amendment to the Plan.

5.	Shares Subject to the Plan
      (a) Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Plan is 2,500,000 shares, subject to adjustment as described in subsection (e) below.
      (b) Limit on Stock Awards, Stock Units and Other Stock-Based Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards during the term of the Plan is 2,000,000 shares, subject to adjustment as described in subsection (e) below.
      (c) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated prior to vesting, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option shall again be available for purposes of the Plan. Shares of Company Stock withheld for payment of applicable tax withholding obligations with respect to the exercise or other taxation of a Grant shall again be available for purposes of the Plan. If SARs are exercised, only the net number of shares actually issued upon exercise of the SARs shall be considered issued under the Plan for purposes of this subsection (c). To the extent that Grants are paid in cash, and not in shares of Company Stock, any shares previously reserved for issuance pursuant to such Grants shall again be available for purposes of the Plan. Notwithstanding the foregoing, no shares shall become available pursuant to this section 5(c) to the extent that the transaction resulting in the return of shares occurs more than ten years after the date of the most recent stockholder approval of the Plan or such return of shares would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of the New York Stock Exchange (or any applicable exchange or quotation system).
      (d) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described in subsection (e) below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits of this subsection (d) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.
      (e) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee, as it may deem reasonably necessary, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. Any adjustment affecting a Grant made pursuant to Section 12 shall be made consistent with the requirements of section 162 (m) of the Code.

6.	Eligibility for Participation
      (a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.
      (b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options
      (a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.
      (b) Type of Option, Price and Term.
      (i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.
      (ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.
      (iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
      (c) Exercisability of Options.
      (i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
      (ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.
      (iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
      (d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.
      (e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivery of or attestation to ownership of shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.
      (f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

      (g) The Participant shall give the Company prompt notice of any disposition of shares of Company Stock acquired by exercise of an Incentive Stock Option within two years from the date of grant of such Option or one year after the transfer of such shares of Company Stock to the Participant.

8.	Stock Units
      (a) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.
      (b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee in a manner that complies with section 409A of the Code. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
      (c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.
      (d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9.	Stock Awards
      (a) General Requirements. The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.
      (b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited or repurchased by the Company.
      (c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.
      (d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

10.	Stock Appreciation Rights and Other Stock-Based Awards
      (a) SARs. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

(i) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii) Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(v) Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (i).

(vi) Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share. To the extent payment for a SAR is to be made in cash, the Grant Agreement shall, to the extent necessary to comply with the requirements to section 409A of the Code, specify the date of payment, which may be different than the date of the exercise of the SAR. If the date of payment for a SAR is later than the date of exercise, the Grant Agreement may specify that the Participant be entitled to earnings on such amount until paid.
      (b) Other Stock-Based Awards. The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11.	Dividend Equivalents.
      (a) General Requirements. When the Committee makes a Grant under the Plan or anytime between the date of a Grant and the date the Grant is exercised, vests or expires, the Committee may grant Dividend Equivalents in connection with the Grant, under such terms and conditions as the Committee deems appropriate under this Section 11. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents granted with respect to Options or SARs that are intended to be qualified performance based compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.
      (b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

12.	Qualified Performance-Based Compensation
      (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply and control over any contrary provision in this Plan. The Committee may also grant Options or SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 12 or otherwise.
      (b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”
      (c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.
      (d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

      (e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.
      (f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.	Deferrals
      The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that a Grant may be subject to section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Grant Agreements or take any other actions that the Committee determines are necessary or appropriate to (a) exempt the Grant from section 409A of the Code and/or preserve the intended tax treatment of the benefits with respect to the Grant, or (b) comply with the requirements of section 409A of the Code and the applicable guidance.

14.	Withholding of Taxes
      (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.
      (b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

15.	Transferability of Grants
      (a) Restrictions on Transfer. No right or interest of a Participant in any Grant may be pledged, encumbered or hypothecated to or in favor of any party other than the Company or a subsidiary. Except as described in subsection (b) or (c) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.
      (b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, charitable institutions or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

16.	Consequences of a Change of Control
      (a) In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, or (v) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of, or assumed by, the surviving corporation (or a parent or subsidiary of the surviving corporation or successor). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.
      (b) Other Transactions. The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17.	Requirements for Issuance of Shares
      No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18.	Amendment and Termination of the Plan
      (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Sections 13 above or 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.
      (b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

      (c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.
      (d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19.	Miscellaneous
      (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.
      (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
      (c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
      (d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
      (e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

      (f) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
      (g) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
      (h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.
      (i) Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified or held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit or proceeding against him or her; provided he or she gives the Company an opportunity to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Corporation or Bylaws as a matter of law, or otherwise, any power that the Company may have to indemnify them or hold them harmless.
      (j) Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any subsidiary except to the extent otherwise expressly provided in writing in such other plan or in agreement thereunder.
      (k) Expenses. The expenses of administering the Plan shall be borne by the Company.

Appendix C
BALLY TOTAL FITNESS HOLDING CORPORATION
(together with its subsidiaries, the “Company”)
AMENDED
AUDIT COMMITTEE CHARTER
      The Board of Directors of the Company (the “Board”) adopted and approved this amended charter (“Charter”) of the Audit Committee (the “Audit Committee”) on March 8, 2005.

I.	Overview
      A. The Audit Committee represents and assists the Board in fulfilling its responsibility for oversight of:

1. the integrity of the Company’s financial statements;

2. the Company’s compliance with legal and regulatory requirements;

3. the independent auditor’s qualifications and independence; and

4. the performance of the Company’s internal audit function and independent auditor.
      B. The independent auditor directly reports to the Audit Committee. The Audit Committee is also charged with preparing an audit committee report as required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.
      C. The Audit Committee’s responsibility is limited to oversight. Although the Audit Committee has the responsibilities set forth in this charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations. These are the responsibilities of management, the disclosure committee of the Company (the “Disclosure Committee”), the internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “Internal Auditors”) and the independent auditor.
      D. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisers employed by the Audit Committee and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

II.	Composition
      A. The Audit Committee will consist of at least three members of the Board that the Board, in its business judgment, determines are (or become within a reasonable time after being appointed to the Audit Committee) financially literate. The Board will include one member who qualifies as an audit committee financial expert, as defined by the SEC. The Board also must determine, in its business judgment, that at least one member of the Audit Committee has accounting or related financial management expertise in accordance with NYSE listing standards. The Board may presume that a member meeting the criteria for an audit committee financial expert satisfies this requirement. Members may be removed from the Audit Committee, with or without cause, by the Board.
      B. Each member must be free of any relationship to the Company that may interfere with his or her exercise of judgment independent of management and the Company and must satisfy the SEC’s and NYSE’s requirements for independent director.

III.	Chair
      The Board will appoint one member of the Audit Committee as chairperson, who will be responsible for leadership of the Audit Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board. The chairperson will also maintain regular liaison with the Company’s chief executive officer, chief financial officer and manager of internal audit as well as the lead partner for the independent auditor. The chairperson is hereby delegated the authority to act on behalf of the Audit Committee in his or her discretion and specifically to approve non-audit services provided to the Company by the independent auditor, subject to restrictions, if any, on delegation of the Audit Committee’s duties and responsibilities provided by law, regulation and the terms of this Charter.

IV.	Responsibilities
      The following tasks are the responsibility of the Audit Committee.
      A. Select, retain and terminate when appropriate, the independent auditor, set the independent auditor’s compensation, and pre-approve all audit services to be provided by the independent auditor. The retention of the independent auditor by the Audit Committee shall be subject to stockholder ratification.
      B. Oversee the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.
      C. Pre-approve all permitted non-audit services to be performed by the independent auditor (including the fees and terms thereof).
      D. Establish procedures for the confidential and anonymous receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.
      E. Engage independent counsel and other advisers as it determines necessary to fulfill its responsibilities.
      F. Determine the amounts necessary to pay:

1. the independent auditor;

2. any advisers employed by the Audit Committee; and

3. the administrative expenses of the Audit Committee.
      G. Review determinations of the Disclosure Committee regarding significant deficiencies or material weaknesses in the Company’s Disclosure Controls (as defined in the Disclosure Committee Charter).
      H. Recommend to the Board whether the financial statements should be included in the Company’s annual report on Form 10-K and provide the Company with the report of the Audit Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.
      I. At least annually:

1. conduct a performance evaluation of the Audit Committee;

2. evaluate the adequacy of this Charter;

3. consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence; and

4. review and approve recommended changes to the Disclosure Committee Charter proposed by the Disclosure Committee.
      J. Receive and respond appropriately to any report from the independent auditor of information that an illegal act, whether or not material to the financial statements of the Company, has or may have occurred.

      K. Review and discuss with management and the independent auditor: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (iii) the effect of regulatory and accounting initiatives, including any off-balance sheet structures, on the Company’s financial statements.
      L. Review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. The Audit Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.
      M. Before the independent auditor files its audit report with the SEC, review and discuss with the independent auditor a report from the independent auditor regarding:

1. all critical accounting policies and practices used in the annual report;

2. all alternative treatments within GAAP for policies and practices of material items that were discussed with management, including the ramifications of their use and the treatment preferred by the independent auditor; and

3. other material written communications between the independent auditor and management.
      N. At least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review, the Audit Committee shall:

1. obtain and review a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

2. discuss with the independent auditor its independence from the Company and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with the Independence Standards Board Standard 1, and consider the impact that any relationship or services may have on the objectivity and independence of the independent auditor.
      O. Assure the timely rotation of the lead audit partner as required by law.
      P. Review with management, the Disclosure Committee and the independent auditor, before publication, the annual and quarterly financial statements of the Company, including:

1. the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

2. any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the SEC; and

3. the items required by Statement of Auditing Standards No. 61 in the case of the annual statements and Statement of Auditing Standards No. 71 in the case of the quarterly statements.
      Q. Discuss with management and the Disclosure Committee the Company’s earnings press releases prior to release, as well as guidelines for financial information and earnings guidance provided publicly.

      R. Discuss with management the Company policies with respect to risk assessment, risk management, and the Company’s significant risk exposures and the action that management has taken to limit, monitor and control such expenses and review contingent liabilities and risks and major legislative and regulatory developments that could be material to the Company.
      S. Periodically meet separately with management, Internal Auditors (or other personnel responsible for the internal audit function) and the independent auditor.
      T. Review with the independent auditor, the Internal Auditors, the Disclosure Committee and management:

1. the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and

2. current accounting trends and developments.
      U. Set policies for hiring employees or former employees of the independent auditor.
      V. Report (i) regularly to the Board regarding the activities of the Audit Committee; (ii) any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the Company’s internal audit function; and (iii) any other matter the Audit Committee determines is necessary or advisable to report to the Board.
      W. Discuss with management, the Disclosure Committee and the independent auditor any related-party transactions brought to the Audit Committee’s attention which could reasonably be expected to be disclosed in the Company’s financial statements or other documents filed with the SEC.
      X. Discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.
      Y. Discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Audit Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.
      Z. Oversee the implementation of the Code of Business Conduct, Practices and Ethics (the “Code”) and review any allegation that an executive officer or director may have violated the Code and report its findings to the Board.

V.	Meetings
      The Audit Committee shall meet at least four (4) times during each fiscal year and more frequently as the Audit Committee deems desirable.

BALLY TOTAL FITNESS HOLDING CORPORATION
8700 West Bryn Mawr Avenue
Chicago, Illinois 60631
www.ballyfitness.com

WHITE PROXY
BALLY TOTAL FITNESS HOLDING CORPORATION
8700 West Bryn Mawr Avenue, Chicago, Illinois 60631
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Marc D. Bassewitz and Harold Morgan, or either of them, proxies of the undersigned, each with full power of substitution, to vote all shares of the undersigned at the annual meeting of stockholders of Bally Total Fitness Holding Corporation to be held at 8:30 a.m. (local time) on January 26, 2006 at the Renaissance Chicago O’Hare Hotel, 8500 West Bryn Mawr Avenue, Chicago, Illinois, or at any postponement(s) or adjournment(s) thereof.

The Board of Directors recommends a vote FOR proposal numbers 1, 2, 3 and 5.

The Board of Directors recommends you ABSTAIN from voting for or against proposal number 4.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted as follows: for proposal numbers 1, 2 and 3, abstain from voting for or against proposal number 4, and in favor of granting discretionary authority on proposal number 5. SEE REVERSE SIDE.

(Comments/ Change of Address)

(If you have written in the above space, please mark the corresponding box on the reverse side.)
................................................................................................................................................................ ...................................................
▲            FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL            ▲
ENTRANCE PASS — ANNUAL MEETING OF STOCKHOLDERS
This is an entrance pass for the Annual Meeting
of Stockholders of Bally Total Fitness Holding Corporation.
In order to attend the annual meeting, you must bring this pass with you.

BALLY TOTAL FITNESS HOLDING CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

Control Number

The Board of Directors recommends a vote FOR ALL the below nominees.	For All	Withhold All	For All Except
1. Election of the following Class III Director nominees for three-year terms expiring in 2008: Eric Langshur Charles J. Burdick Barry R. Elson

Nominee Exception

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining nominee(s).

The Board of Directors recommends a vote FOR the approval of the 2006 Omnibus Equity Compensation Plan.	For	Against	Abstain
2. Approval of the 2006 Omnibus Equity Compensation Plan
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.
3. Ratification of the appointment of KPMG LLP as independent auditor for the Company for the fiscal year ending December 31, 2005
The Board of Directors recommends that you vote to ABSTAIN with respect to the below stockholder proposal.
4. Proposal to repeal provisions in the Company’s By-laws, if any, adopted without stockholder approval after May 25, 2005 and prior to the annual meeting
The Board of Directors recommends that you vote FOR the granting of discretion on the Liberation Proposal, if properly brought before the meeting, and all other proposals that properly come before the meeting.
5. In their discretion on all other matters as may properly come before the annual meeting, including any motion to adjourn or postpone the meeting or other matters incidental to the conduct of the meeting

Comments/ Change of Address	☐

Date

Signature

Title or Authority

Signature (if held jointly)
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
................................................................................................................................................................ ...................................................
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BALLY TOTAL FITNESS HOLDING CORPORATION
PROXY VOTING INSTRUCTION CARD
Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of Common Stock of Bally Total Fitness Holding Corporation that you are entitled to vote.
Please consider the issues discussed in the proxy statement and cast your vote by:

VIA INTERNET	• Accessing the World Wide Web site http://www.cesvote.com and follow the instructions to vote via the internet.

BY PHONE	• Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-888-693-8683 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

BY MAIL	• Completing, dating, signing and mailing the white proxy card in the postage-paid envelope included with the proxy statement.
You can vote by phone or via the internet any time prior to 11:59 p.m. Eastern Time, January 25, 2006. You will need the control number printed at the top of this instruction card to vote by phone or via the internet. If you do so, you do not need to mail in your proxy card.